As filed with the Securities and Exchange Commission on January 23, 2017

Registration No. 333-206900

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XIANGTIAN (USA) AIR POWER CO., LTD.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

2870	98-0632932
(Primary Standard Industrial	(I.R.S. Employer Identification Number)
Classification Code Number)

No. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
+86 (316) 575-5518
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Zhou Deng Hua
Chief Executive Officer
No. 6 Longda Road Yanjiao Development Zone
Sanhe City, Hebei Province, China 065201
+86 (316) 575-5518
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven W. Schuster
McLaughlin & Stern, LLP
260 Madison Avenue, 18 FL, New York, New York, 10036 U.S.A.
Tel: (212) 448-1100

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This amended Registration Statement relates to the registration of securities being offered by the selling security holder identified herein. This Post Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment”) is being filed pursuant to Section 10(a)(3) of the Securities Act to update our registration statement on Form S-1 (Registration No.333-206900) (the “Registration Statement”), which was initially declared effective by the Securities and Exchange Commission on December 1, 2015, to update the Registration Statement to include information from our annual report on Form 10-K for the year ended July 31, 2016, filed on October 31, 2016, and most recent Quarterly report on Form 10-Q for the quarterly period ended October 31, 2016, filed on December 12, 2016, to make certain other updating revisions to the information contained herein so that such information is current as of the date of filing. All applicable filing fees were paid at the time of the original filing of the Registration Statement.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

SUBJECT TO COMPLETION, DATED January 23, 2017

XIANGTIAN (USA) AIR POWER CO., LTD.

155,358,864 Shares of Common Stock

This Prospectus relates to the sale by the selling security holders listed herein of up to 155,358,864 shares of common stock of XIANGTIAN (USA) AIR POWER CO., LTD. (“Xiangtian” or the “Company”, par value $0.001 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. Our common stock is currently quoted on the over-the-counter OTCQB Market under the symbol “XTNY”. The last reported sales price per share of our common stock as reported by the OTCQB on December 19, 2016 was $3.00.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in the common stock of Xiangtian involves a high degree of risk. See “Risk Factors” beginning on page 5.

The information in this prospectus is incomplete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                    , 2017.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder.

The selling stockholders are offering to sell shares of our common stock, only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

Currency, exchange rate, “China” and other references

Unless otherwise noted, all currency figures in this prospectus are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan, which is also known as the renminbi. References in this prospectus to the “PRC” or “China” are to the People’s Republic of China.

In this prospectus, unless otherwise specified, the words “Xiangtian US,” “Goa Tours,” “Company,” “we,” “us” or “our” are references to the combined business of Xiangtian (USA) Air Power Co., Ltd. and its direct and indirect subsidiaries. “Common stock” refers to shares of the Company’s common stock, par value $0.001 per share.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "expect", "plans", "intends", "anticipate", "believe", "estimate" and "continue" or similar words and are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial condition or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described as risk factors and elsewhere in this Prospectus could have a material adverse effect on our business, operating results and financial condition.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

Our Business

We utilize a proprietary compressed air energy storage power generation technology that can store energy for other alternative energy sources (for example, using solar, wind, geothermal, and tidal as raw power to regenerate electricity power without the use of fossil fuels or other chemical methods.) The power produced by compressed air energy storage and power release can enhance the power production capabilities of alternative energy sources. If alternative energy sources cannot be fully utilized, there will be waste sources. We believe that we utilize compressed air energy storage installations in conjunction with the power generation system of alternative energy sources that could ensure the stable power supply of alternative energy generation system and provide customers with an advanced power generation capability with no carbon or toxic emissions. Thus, our Company’s compressed air energy storage power generation technology provides a distinct and novel method for alternative energy sources.

The power generated from our system can either be used for the operation of our customers or be sold to the State Grid Corporation of China (“State Grid”). We also utilize proprietary technology to enhance the power production capabilities of the photovoltaic solar panels (“PV panels”) that have been used in conjunction with our current projects, including projects that involve only the installation of PV panels without the installation of equipment for compressed air energy technology.

We have been involved in construction of four projects to date, two of which utilize our compressed air energy technology in conjunction with PV panels power system (equipment) and two of which involve only PV panels power system equipment.

The Offering

Shares of common stock offered by the selling security holders	Up to 155,358,864 shares of common stock, par value $0.001

Common stock to be issued and outstanding after the offering	591,042,000 shares (1)

Use of proceeds	The Company will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public.

OTCQB Ticker Symbol	XTNY

(1) The above information regarding common stock to be outstanding after the offering is based on 591,042,000 shares of common stock outstanding as of December 9, 2016.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the following risks and all other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below occurs, our business, financial condition and results of operations may suffer. In that case, the value of our common stock may decline and you could lose all or part of your investment.

Our business operations are conducted entirely in the PRC. Because China’s economy and its laws, regulations and policies are different from those typically found in the west and are continually changing, we face certain risks, including but not limited to those summarized below.

Risks Related to our Business

There is Concern about our Ability to Continue as a Going Concern due To Recurring Losses from Operations, All of Which Means That We may not be Able to Continue Operations.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred a loss of $608,184 in the fiscal year ended July 31, 2016 and has incurred losses since its inception resulting in an accumulated deficit of $812,935 at July 31, 2016. For the three months period ended October 31, 2016, the Company incurred a loss of $851,230 and has incurred losses since its inception resulting in an accumulated deficit of $1,464,309 at October 31, 2016. While the Company is continuing to generate revenue from new projects, further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company expects to finance operations primarily through cash flow from revenue and capital contributions from principal shareholders. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all.

Our Business may be Affected by the Economic Growth of China.

Demand for our products is affected by the general economic conditions in China. Our projects generally require significant upfront capital expenditures, and our customers may rely on internally generated funds or on financing for the purchase of our systems. As a result of weakened macroeconomic conditions and in particular the adverse credit market conditions, our customers may experience difficulty in generating capital or in obtaining financing on attractive terms or at all. To the extent that any of the foregoing should occur, our revenues and our growth could be adversely affected.

We may be Unable to Maintain Internal Funds or Obtain Financing in the Future.

Adequate financing is one of the major factors that can affect our ability to execute our business plan. We intend to finance our business mainly through internal funds, bank loans or raising equity funds. There is no guarantee that we will always have internal funds available for future developments or we will not experience difficulties in obtaining financing and obtaining credit facilities granted by financial institutions in the future. In addition, there may be a delay in equity fundraising activities. We may not be able to secure additional sources of financing on commercially acceptable terms, if at all. If we cannot raise additional capital on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. To fully realize our business objectives and potential, we may require additional financing. Additional financing may be debt, equity or a combination of debt and equity. If equity is used, it could result in significant dilution to our shareholders.

A Substantial Increase in the Cost of Solar Panels Could Adversely Affect our Growth.

We rely on third parties to supply our solar panels. Some of our competitors are vertically integrated and produce their own, giving them a cost advantage which limits the advantage of our solar installation and air energy storage power generation technologies. In addition, solar panels are in ample supply due to increased capacity, particularly in China, in recent years. A shortage of supply could result in increased costs and increase the cost advantage of our vertically integrated competitors.

We are Dependent on our Executive Officers. Any Loss in their Services without Suitable Replacement may Adversely Affect our Operations.

Zhou Deng Hua has served as our Chief Executive Officer and our Acting Chief Financial Officer since April 30, 2016 and has been a member of our Board of Directors since June 2, 2012. Zhiqi Zhang, the Company’s former Chief Executive Officer remains as our general counsel. Zhou Jian, became Chairman in July 2014. Our continued success is dependent, to a large extent, on our ability to retain their services.

The continued success of our business is also dependent on our key management and operational personnel. We rely on their experience in the alternate energy industry, product development, sales and marketing and on their relationships with our customers and suppliers.

The loss of the services of any of our executive directors or executive officers without suitable replacement or the inability to attract and retain qualified personnel will adversely affect our operations and hence, our revenue and profits.

If We Do not Manage our Growth, We may not be Able to Operate our Business Effectively.

We expect significant expansion will be required to address potential growth in our customer base, the breadth of our service offerings, and other opportunities. This expansion could strain our management, operations, systems and financial resources. To manage any future growth of our operations and personnel, we must improve and effectively utilize operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our technical, finance, marketing, sales and recruitment staffs. We also will need to manage an increasing number of complex relationships with customers, strategic partners, advertisers and other third parties. Our failure to manage growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

Risks Related to Protection and Infringement of Intellectual Property Rights.

Our ability to compete depends, in part, on our ability to obtain and enforce intellectual property protection for our technology in China and internationally. We currently rely primarily on a combination of trade secrets, patents, copyrights, trademarks and licenses to protect our intellectually property. If we fail to enforce our intellectual property rights, our businesses may suffer. We, or our suppliers, may be subject to third-party claims of infringement on intellectual property rights. These claims, if successful, may require us to redesign affected products, enter into costly settlement or license agreements, pay damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products.

Risks Related to Lack of Property and Casualty and Employee Injury Insurance.

We may be held liable if any product we or our suppliers develop causes injury or property damage to employees or others. We do not have property and casualty insurance and injury insurance for employees. If we choose to obtain property and casualty insurance and injury insurance for employees but cannot obtain sufficient insurance coverage at an acceptable cost or otherwise protect against potential claims, the commercialization of products that we develop may be prevented or inhibited. If we are sued for any property damage or injury caused by our products or the construction of our power systems, our liability could deplete our total assets.

If We are Unable to Continue to Operate in our Facilitates, our Operations could be Adversely Affected.

The land on which our factory, office and dormitory in Sanhe City are located is designated for agricultural use, and not for office, factory and dormitory space. However, the area has also been designated a development zone where other factories are located and additional non-agricultural development is expected upon completion of government planning. We are in the process of applying for the land use approval. If we are not able to obtain the land use approval to use the land as our manufacturing facility, we will not be able to obtain the environmental assessment report and permits that are necessary for our operations. In the event that we are unable to use the space due to the failure of obtaining the land use approval and the environmental report and permits, we intend to move our operations to the facility currently leased from Sanhe Dong Yi Glass Machine Company Limited. In the event we are unable to use our principal factory and office space as a result of this usage issue, the lease provides that LuckSky Group will use every effort to complete and perfect the ownership and usage rights, or provide Sanhe with equivalent space. However, such a move would be potentially costly and disruptive.

Risks Related to our Securities

Our Common Stock is a "Penny Stock" which may Restrict the Ability of Stockholders to Sell our Common Stock in the Secondary Market.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions, including an exception of an equity security that is quoted on a national securities exchange. Our Common Stock is not now quoted on a national exchange but is traded on the OTCQB of the OTC Markets (“OTCQB”). Thus, they are subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities. For example, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered underwriter, and current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The "penny stock" rules, may restrict the ability of our stockholders to sell our Common Stock and warrants in the secondary market.

Our Common Stock has been Very Thinly Traded, Liquidity Is Limited, and We may be Unable to Obtain Listing of our Common Stock on a more Liquid Market.

Our Common Stock is quoted on the OTCQB, which provides significantly less liquidity than a securities exchange (such as the NYSE MKT, New York Stock Exchange or the NASDAQ). There is uncertainty that we will ever be accepted for a listing on a national securities exchange.

Often there is currently a very limited volume of trading in our Common Stock, and on many days there has been no trading activity at all. The purchasers of shares of our Common Stock may find it difficult to resell their shares at prices quoted in the market or at all.

Two Persons have Significant Voting Power and may Take Actions that may not be in the Best Interests of Other Stockholders.

Zhou Jian, our Chairman, and Zhou Deng Hua, our Vice General Manager, who also constitute our Board of Directors, control 62.9% of our voting securities. If Zhou Jian and Zhou Deng Hua act together, they will be able to exert significant control over the Company's management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all of the Company's stockholders.

Risks Related to Doing Business in the PRC

We may be Affected by Environmental Changes in China and Global Climate Change or by Legal, Regulatory or Market Responses to such Changes.

The growing political and scientific sentiment is that increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere are influencing global weather patterns. Concern over climate change, including global warming, and environmental degradation in China has led to legislative and regulatory initiatives directed at limiting greenhouse gas (GHG) emissions and subsidizing alternate energy production, which have been beneficial to our business. Laws enacted that directly or indirectly affect electricity generation or our production, distribution, and cost of raw materials could all impact our business and financial results. Reductions in the subsidies provided by the government of the PRC for the use of our products would adversely affect our operations, revenue and growth.

We Face the Risk that Changes in the Policies of the PRC Government could have a Significant Impact upon the Business We may be Able to Conduct in the PRC and the Profitability of such Business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social environment.

Introduction of New Laws or Changes to Existing Laws by the PRC Government may Adversely Affect our Business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. Also, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

Inflation in the PRC could Negatively Affect our Profitability and Growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth, which may have an adverse effect on our business operations and financial condition.

Governmental Control of Currency Conversion may Affect the Value of your Investment.

The PRC government imposes controls on the convertibility of Renminbi, or RMB, into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay expenses and dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The Fluctuation of RMB may Materially and Adversely Affect your Investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could cause the RMB equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Because our Principal Assets are Located outside of the United States and all of our Directors and all our Officers Reside outside of the United States, It may be Difficult for you to Enforce your Rights Based on U.S. Federal Securities Laws against us and our Officers and Directors or to Enforce a Judgment of a United States Court against us or our Officers and Directors in the PRC.

All of our directors and officers reside outside of the United States. In addition, substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

Adverse Changes in Economic and Political Policies of the PRC Government could have a Material Adverse Effect on the overall Economic Growth of China, which could Adversely Affect our Business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any changes in the political or economic policy of the PRC government may lead to changes in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, taxation and import and export restrictions, which may in turn adversely affect our financial performance. While the current policy of the PRC government seems to be one of imposing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, including the manufacturing output of our customers, which, in turn, could adversely affect our results of operations, financial condition and business prospects.

Failure to Comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption Laws could subject us to Penalties and other Adverse Consequences.

We are required to comply with China’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We Do not have Liability Business Interruption, Litigation or Natural Disaster Insurance.

The insurance industry in China is still at an early stage of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any product liability, business liability, disruption insurance or any other forms of insurance coverage for our operations in China. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Restrictions under PRC Law on our PRC Subsidiary’s Ability to Make Dividends and other Distributions could Materially and Adversely Affect our Ability to Grow, Make Investments or Complete Acquisitions that could Benefit our Business, Pay Dividends to you, and otherwise Fund and Conduct our Businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC’s laws and regulations to set aside at least 10% of its after-tax profits to fund certain statutory reserve until the reserve reaches 50% of its registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Our Independent Registered Public Accounting Firm’s Audit Documentation related to their Audit Report included in this Registration Statement may include Audit Documentation Located in the People’s Republic of China. The Public Company Accounting Oversight Board Currently cannot Inspect Audit Documentation Located in China and, as such, you may be Deprived of the Benefits of such Inspection.

Our independent registered public accounting firm that issues the audit reports included in our annual reports filed with the U.S. Securities and Exchange Commission, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (“PCAOB”), is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Our operations are conducted in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Accordingly, no audit documentation located in China related to our independent registered public accounting firm’s reports included in our filings with the U.S. Securities and Exchange Commission is currently inspected by the PCAOB.

Inspections conducted by the PCAOB outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating audit documentation located in China and its related quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Risks Related to the VIE Agreements

The PRC Government may Determine that the VIE Agreements are not in Compliance with Applicable PRC Laws, Rules and Regulations.

Details of the VIE Agreements are set out in the under “Description of Business – Acquisition of Sanhe”. There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;

•	discontinuing or restricting the operations of Sanhe;

•	imposing conditions or requirements in respect of the VIE Agreements with which Sanhe may not be able to comply;

•	requiring our Company to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions that could adversely affect our Company’s business; and

•	revoking the business licenses and/or the licenses or certificates of Sanhe, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Sanhe, which would have a material adverse impact on our business, financial condition and results of operations.

Our Ability to Control Sanhe under the VIE Agreements may not be as Effective as Direct Ownership.

We conduct our business in the PRC and currently generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Sanhe. However, the VIE Agreements may not be as effective in providing us with control over Sanhe as direct ownership. The VIE Agreements provide us with day-to-day control over the operations of Sanhe as we provide Sanhe with complete business support and technical support and related management, training and consulting services. Under the current VIE arrangements, as a legal matter, if Sanhe fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Sanhe, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of the courts in the PRC. If Sanhe or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Sanhe or its shareholders to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The Payment Arrangement under the VIE Agreements may be Challenged by the PRC Tax Authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. Currently, all of our operations reside in the VIE which is required to pay our wholly owned subsidiary, Luck Sky Shen Zhen, 100% of the total annual net profit, as defined. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher taxes liability, or cause other adverse financial consequences.

DESCRIPTION OF BUSINESS

Business Overview

We utilize a proprietary compressed air energy storage power generation technology that can store energy for other alternative energy sources (for example, using solar, wind, geothermal, and tidal as raw power to regenerate electricity power without the use of fossil fuels or other chemical methods.) The power produced by compressed air energy storage and power release can enhance the power production capabilities of alternative energy sources. If alternative energy sources cannot be fully utilized, there will be waste sources. We believe that we utilize compressed air energy storage installations in conjunction with the power generation system of alternative energy sources that could ensure the stable power supply of alternative energy generation system and provide customers with an advanced power generation capability with no carbon or toxic emissions. Thus, our compressed air energy storage power generation technology provides a distinct and novel method for alternative energy sources.

The power generated from our system can either be used for the operation of our customers or be sold to the State Grid Corporation of China (the “State Grid”). We also utilize proprietary technology to enhance the power production capabilities of the photovoltaic solar panels (“PV panels”) that have been used in conjunction with our current projects, including projects that involve only the installation of PV panels without the installation of equipment for compressed air energy technology.

Our initial focus is on industrial users. Our first two projects include an installation of PV panels in conjunction with our compressed air energy storage technology and consist of an installation at a factory in Shandong Province with a capacity of nine megawatts and a power plant in Hubei Province with a capacity of six megawatts. The installation in Shandong Province commenced production of electricity from the solar panel installation in June 2014, and is currently in the testing stage. The installations in Shandong Province and Hubei Province were completed and connected to the State Grid on September 1, 2016 and December 3, 2015, respectively. We developed two smaller projects in Shandong Province using PV panels without air compression technology, a two megawatt project completed in July 2015, that is awaiting certification for connection to the State Grid, and a one megawatt project completed in February 2015 and has generated revenue. We are also developing smaller compressed air energy storage power generation equipment for use with PV that will be appropriate for smaller commercial buildings and private homes.

We produce our systems in China primarily for Chinese customers and are also exploring foreign markets. We benefit from the Chinese government’s incentives for the production of green energy. We operate a factory in Hebei province to produce components for the compressed air energy storage power generation systems, but also purchase certain components, such as PV panels and diesel engines from third party suppliers, which we modify to operate with compressed air. We have a distribution network of third-party distributors and sales agencies in 24 provinces in China.

Recent Developments

First, we achieved significant improvement through research and testing on the air compression power generation system. We developed enhanced air compression (liquid power) generation system based on the original models. The primary mechanism is to utilize the compressed air as a power source and the green biodegradable medium of oil as a power transmitter to support the engine running and generating power. The tested output comprehensive conversion efficiency reached 46%-65%. The research improved the conversion efficiency of our air power generation system, laying the foundation for mass industrialization and commercial marketization.

In order to obtain government approval of the commercialization of our air compression energy storage products, we have submitted three enterprise standards, namely, air compression (liquid power) power generation system, air compression (liquid power) power generation unit and air compression radial engine. We are establishing an enterprise standard because these products have no ISO or other qualifying standard for the industry. The certification is therefore based on our design specifications.

We hope that future air power compressed products in this field will follow and adhere to our standards which we anticipate will become the industrial standard and national standard. We expect that if we become the industry and national standard, our market competitiveness will be enhanced. The declaration we submitted for these three standards is being reviewed by the Provincial Industrial and Information Department of the Sanhe Technical Service Bureau.

Second, to improve sales and marketing, we intensified our efforts to promote the air power products. We also seek to benefit from the national government’s “Helping-the-Poor” Project established in 2016. The Chinese government has announced plans to release over three to five years US$14.7 billion (100 billion RMB) worth of future electricity generating capacity to support poverty alleviation and development through low cost loans and power subsidies with more than 60% of which will be for Photovoltaic (PV) technology. Accordingly, we established a wholly-owned subsidiary, Xianning Xiangtian Air Energy Electric Co., Ltd., in Hubei Xianning for this market, and invested US$1,776,000 (12 million RMB) to install an advanced automatic PV Panel production lines in China. When this production line is operating at full capacity, the annual production will be 200 megawatt (MW).

As of October 10, 2016, we signed contracts with the same supplier in Dezhou, supplying a total of US$1,044,000 (RMB 7.1 million) and US$901,000 (6.13 million RMB) of products such as PV panels, inverters and brackets.

Through 2017, the Company will concentrate its efforts to build and market our patented products, and take advantage of the government sponsored policy of “Helping-the-Poor Project.

Our Business History and Background

Xiangtian (USA) Air Power Co., Ltd. was originally incorporated as Goa Sweet Tours Ltd. in the State of Delaware on September 2, 2008. We were originally formed to provide personalized concierge tour packages to tourists who visit the State of Goa, India. On April 17, 2012, Goa Sweet Tours, Ltd. entered into Share Purchase Agreements (the “Purchase Agreements”), with Luck Sky International Investment Holdings Limited, an entity owned and controlled by Zhou Deng Rong, and certain of our former stockholders who owned, in the aggregate, 7,200,000 shares of our common stock (90% of the then outstanding shares). Luck Sky International Investment Holdings Limited purchased such shares for an aggregate consideration of $235,000. The sale of such shares closed on May 15, 2012.

On May 25, 2012, Goa Sweet Tours, Ltd. formed a corporation under the laws of the State of Delaware called Xiangtian (USA) Air Power Co., Ltd. ("Merger Sub") for the purpose of changing its name. On the same day, we acquired one hundred percent of the total outstanding shares of Merger Sub's common stock for cash. As such, Merger Sub became our wholly-owned subsidiary. Effective as of May 29, 2012, Merger Sub was merged with and into the Company. As a result of the merger, the Company’s corporate name was changed to “Xiangtian (USA) Air Power Co., Ltd.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased. The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

Lucksky Holding (Group) Co. Ltd (“LuckSky Group”), formerly named Xiangtian Kelitai Air Powered Machinery Co., Ltd., (“Xiangtian Kelitai”) was established in 2000 by Zhou Deng Rong after he obtained a series of patents and developed the compressed air energy storage and related technology. Zhou Deng Rong served as our CEO through July 31, 2014, when he was replaced by Zhiqi Zhang. Upon the merger of Luck Sky (Hong Kong) Shares Limited (“Luck Sky HK”) into the Company on September 3024, 2013, the Company acquired all of the shares of LuckSky HK, received 148,158,864 shares of common stock of the Company and the remaining shareholder of LuckSky HK received 101,831,136 shares of common stock of the Company in exchange for their shares of LuckSky HK. LuckSky HK had no operations but the Company succeeded to the $250,000 in registered capital of LuckSky HK

On May 30, 2014, the Company entered into the Stock Purchase Agreement with Zhou Jian, the sole shareholder of Luck Sky (Hong Kong) Aerodynamic Electricity Limited (“LuckSky Aerodynamic”). Effective May 30, 2014 the Company purchased 100% of the issued and outstanding shares of common stock of Luck Sky Aerodynamic, and the Company paid Zhou Jian a purchase price in the amount of HKD $10,000.00 (approximately USD$1,290) in cash. Luck Sky Aerodynamic and Luck Sky Shen Zhen, its subsidiary organized in the PRC, had no operating business, no liabilities and nominal assets as of the date of the acquisition. LuckSky Aerodynamic was organized to enter into the variable interest agreements (the “VIE Agreements”) with Sanhe. As a result of the acquisition, Luck Sky Aerodynamic became our wholly owned subsidiary and Luck Sky Shen Zhen became our indirect subsidiary through Luck Sky Aerodynamic.

Sanhe was established in July 2013 and was under common control with LuckSky Group. Sanhe had no operating business and no liabilities. On July 18, 2013, Sanhe borrowed RMB7 722,000, pursuant to a loan agreement with Xiangtian Kelitai, a division of LuckSky Group.

During the three months ended July 31, 2014, LuckSky Group provided Sanhe with additional working capital and transferred to Sanhe its assets and liabilities related to the compressed air energy storage power generation technology and PV panel installations, but retained its other assets. On April 1, 2014, LuckSky Group loaned Sanhe RMB3,000,000. In April and May 2014, Sanhe purchased the inventory, the equipment, including machinery, and office equipment from Xiangtian Kelitai at their book or historical values. Sanhe entered into leases with Lucksky Group for a portion of the factory, office space and dormitory located in Sanhe City and a lease with Dong Yi Glass Machine Company Limited, which is owned by Zhou Deng Rong, for a second factory and office space, on May 1, 2014 and April 1, 2014, respectively. Also, 48 employees have transferred from LuckSky Group to Sanhe, including all personnel related to the projects under construction and development and administrative and finance personnel. See “Business-Properties” and “Certain Relationships and Related Party Transactions.”

In May, 2016, we established a wholly-owned subsidiary, Xianning Xiangtian Air Energy Electric Co., Ltd., in Hubei Xianning to manufacture PV products. The Company also owns all of the outstanding stock of LuckSky Holdings Limited, a corporation organized in the British West Indies, which is dormant.

Acquisition of Sanhe

On July 25, 2014, prior to the Acquisition, Sanhe and Luck Sky Shen Zhen and Sanhe’s current shareholders entered into a series of agreements known as VIE Agreements pursuant to which Sanhe became Luck Sky Shen Zhen’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide Luck Sky Shen Zhen (our indirect wholly-owned subsidiary) with all of the management, control and net profits of Sanhe. While Luck Sky Shen Zhen does not actually own any of the equity and shares in Sanhe, the purpose and effect of the VIE Agreements is to instill in Luck Sky Shen Zhen, the Company’s indirect wholly-owned subsidiary, total management and voting control of Sanhe for all material purposes. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

The VIE Agreements include:

(1)

Framework Agreement on Business Cooperation, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen and Sanhe have agreed to enter into a series of VIE agreements and to cooperate in all prospective of Sanhe’s business operation and management;

(2)

Exclusive Management, Consulting and Training and Technical Service Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has agreed to provide Sanhe with complete business support and technical support and related management, training and consulting services. In consideration for such services, Luck Sky Shen Zhen is entitled to receive an amount equal to 100% of Sanhe’s net income.

(3)

Exclusive Option Agreement, entered among Luck Sky HK, Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have granted to Luck Sky Shen Zhen and Luck Sky HK the irrevocable right and option to acquire all of their equity interests in Sanhe;

(4)

Equity Pledge Agreement, entered among Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian, and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have pledged all of their rights, titles and interests in Sanhe to Luck Sky Shen Zhen to guarantee Sanhe’s performance of its obligations under all the other VIE Agreements;

(5)

Know-How Sub-License Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has granted Sanhe an exclusive right to use and develop in China a series of aerodynamics related patents and technologies with respect to electrical generation for commercial and residential structures, not including automobile and wind towers. Luck Sky Shen Zhen possesses the rights licensed under this agreement through two license agreements dated July 25, 2014 with Zhou Deng Rong, Zhou Jian and LuckSky Group, the owners of the aforesaid patents and technologies. For the sublicense agreement, Sanhe will pay Luck Sky Shen Zhen an annual royalty of five percent of revenue; and

(6)

Power of Attorney. Pursuant to a power of attorney, each of the Sanhe stockholders agreed to irrevocably entrust LuckSkyShenZhen with his stockholder voting rights and other stockholder rights for representing him to exercise such rights at the stockholders’ meeting of Sanhe in accordance with applicable laws and its Article of Association, including, but not limited to, the right to sell or transfer all or any of his equity interest in Sanhe, and appointand vote for the directors and Chairman of Sanhe as the authorized representative of the Sanhe stockholders. The term of each proxy and voting agreement is as long as each of the Sanhe stockholders is a shareholder of Sanhe and is binding on any transferee.

The Framework Agreement and the Exclusive Management Agreement have initial terms of ten years but each contain a renewal provision that allows Luck Sky Shen Zhen to extend the term of such agreements at its sole option by written notice with no limitation as to such extensions. The other agreements are of unlimited duration.

The foregoing description of the terms of the Framework Agreement on Business Cooperation, the Exclusive Management Agreement, Consulting and Training and Technical Service Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Know-How Sub-License Agreement and the Power-of- Attorney is qualified in its entirety by reference to the provisions of the agreements previously filed with the SEC in August 2014, which are incorporated by reference herein.

On July 25, 2014, we agreed to issue 264,850,740 shares and 8,191,260 shares of our common stock to Zhou Jian and Zhou Deng Rong, respectively, the sole shareholders of Sanhe, in consideration for the execution of the VIE Agreements and the Acquisition of Sanhe.

See “Certain Relationships and Related Transactions” for further information on our contractual arrangements with these parties.

Because of the common control between us, LuckSky Shen Zhen and Sanhe, for accounting purposes, the acquisition of these entities has been treated as a combination between entities under common control with no adjustment to the historical basis of their assets and liabilities. Since there is a change of reporting entity after the acquisition takes place, the Company accounts for business combinations pursuant to Accounting Standard Codification (“ASC”) 805-50 which generally requires the entity that receives net assets or equity interests to recognize the carrying amounts of the net assets transferred in its accounting for the combination and to combine the financial statements of the entities under common control for all periods presented and to eliminate any intercompany balances and transactions.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries and controlled affiliate. The chart below presents our corporate structure:

Industry Background

Consumption of electricity in China has grown from 5.32 trillion kWh in 2013 to 5.52 trillion kWh in 2014. Thermal power amounted to 67.3% power generation capacity at the end of 2014, down from 69.1% at the end of previous year. The electricity generated by grid-connected solar was 26.52 GW with an increase of 67% from 2013.

Electricity in China is distributed by the State Grid, which is required to purchase electricity. The percent of the utilization of the renewable energy in 2014 is shown below:

*The data is from the NEA’s report of total consumption of electricity in 2014 (published in 2015)

We are a pioneer in the field of Compressed Air Energy Storage in China. The only other effort in China of which we are aware is a pilot project established by the Chinese Academy of Science (the “CAS”) of compressed air storage energy generation in Wuhu city in November 2014.

We are producing electricity generation systems that combine our compressed air storage technology with PV panels to achieve a continuous supply of power, especially under weather conditions that are unfavorable to the generation of electricity from PV panels alone. We chose to initially utilize PV panels to produce the raw power because China has abundant solar energy resources. Many parts of China have long durations of sunshine; and China has vast vacant spaces that are available for the installation of solar energy systems.

The installation of PV systems is developing quickly in China. In 2014, China became the largest manufacturer of the PV in the world and the country utilizing the second most number of PV modules. According to the 13th Five Year Plan (published in 2015), the government hopes to add 65 Gigawatts (“GW”) of PV during the 2016 – 2020 period. In 2015, 35 GW of electricity will be produced by PV panels in China, an increase from 3 GW in 2012, according to the U.S. Energy Information Administration (http://www.eia.gov/countries/country-data.cfm?fips=CH). In its guidance on promoting the healthy development of the Solar Industry (2013), the State Council of China raised the target of capacity of solar power to 35 GW in 2015 from the original 2015 target of 21 GW set by the National Energy Administration of China in 2012. China had only one GW of PV installations in 2010.

The Chinese solar market has grown rapidly, driven by a favorable policy environment intended to meet a greater portion of the country’s growing energy needs from cleaner sources, while also driving demand for domestic solar panel manufacturers. In July 2013, the State Council of China published the Opinion on Promoting the Healthy Development of PV Industry (the “Opinion”) which initiated establishment of the PV systems in the national level. In addition to setting targets for the increase in installed PV systems, grid-connection, power acquisition, subsidy, and land policies were further detailed in the Opinion. The Opinion standardized the tax benefit and feed-in tariff for the PV industry on a national level and it also set the target of promoting distributed PV (DPV) system. The feed in tariffs for large-scale ground mounted power plants are between 0.9 yuan ($0.14) and 1 yuan ($0.16) per kilowatt-hour (kWh) of energy generated, based on the radiation levels at the location of the plant. Distribution projects get a payment of between 0.62 yuan ($0.10) to 0.78 yuan ($ 0.12) per kWh. These subsidies will be valid for the next 20 years and will benefit project developers such as ourselves, since the subsidies protect the rate of return on PV projects. In October 2013, China adopted a tax benefit policy which allows a refund of 50% value-added tax for selling the solar photovoltaic power products. China also provides other incentives, including free grid connectivity for small and medium-scale distributed PV solar power producers.

The promotion of the DPV module is encouraging the manufacture and installation of PV in China. The government started to promote the distributed PV (the “DPV”) model in the proposal of the Opinion in 2012. The DPV systems are smaller PV system installed on the rooftop of building. This system generally can provide the sufficient energy for the building where it is located. On the national level, the national government allows the DPV system to be connected to the State Grid. In this case, the DPV owner can either use the electricity or sell the electricity to the State Grid with feed-in tariff (around 1 CN per kWh).

As of the end of March 2015, the total capacity of all the installed PV systems in China reached 33.12 million KW, of which, 27.79 million KW were generated by photovoltaic power plants and 5.33 million KW were generated by distributed solar systems and arrays. In the first quarter of 2015, the total capacity of all the installed PV systems was increased by 5.04 million KW, of which, 4.38 million KW was generated by power plants and 660,000 KW was generated by distributed PV systems. (http://www.nea.gov.cn/2015-04/20/c_134165328.htm)

The solar panel industry in China is highly competitive, with around 20 to 30 companies providing installation service and 50 manufacturers. In 2014, six of the 10 largest PV panel manufacture were located in China However, we believe that we are the only company that offers an electrical generation system that combines compressed air energy storage power generation technology.

Our Competitive Advantages

We believe that we possess the following competitive advantages that allow us to maintain our strong market position and will aid our profit growth in the future:

Environmental Protection: We believe that if alternative energy sources cannot be fully utilized, including instances when the electricity they produce cannot be economically stored or the source is unstable, then some productive capacity will be wasted. We utilize compressed air energy storage equipment in conjunction with the power generation system of alternative energy sources to produce electricity, which is a novel approach and provides customers with an advanced power generation capability with no carbon or toxic emissions. When power generated by the alternate energy sources, such as solar energy or wind energy, becomes unstable or fluctuates, the compressed air power generation system can start functioning and ensure a stable power supply and better utilize the productive capacity of the alternate energy source. . Our compressed air energy storage power generation technology provides a new and unique method for alternative energy source power generation.

Flexibility: Our compressed air technology can be used with any other power sources. We can use solar energy, wind energy, geothermal energy, tidal energy, water energy and all the available natural energy as a raw power in conjunction with our compressed air energy storage technology. The collected mechanical energy from the raw power source is converted into compressed air and is then converted and released into direct current power. Through our ultra-wide voltage and high-performance power inverter, we produce an output of stable power in compliance with the Chinese national interconnection standards.

Enhancement of Use of PV Panels and other Energy Sources: The use of the compressed air energy storage technology helps overcome structural limitations of the use of PV panels and providing power to the State Grid. The use of PV panels is limited by the capacity of the State Grid, which limits the amount of energy that can be purchased from the PV industry and other sources of alternate energy that lack the capacity to efficiently store electricity but produce more power that can be used when generated. The expansion of the capacity of the PV industry could be constrained by the inability of the power grid to purchase the additional energy and the compressed air energy storage technology allows the energy to be stored until the electricity can be sold to the State Grid when PV panels are not producing electricity, such as when there is insufficient sunshine.

Patent Protection: Zhou Deng Rong, our founder and former Chief Executive Officer, and Zhou Jian, our Chairman of the Board, and LuckSky Group are the holders of 48 patents and 13 patent applications in China with respect to various aspects of the compressed air energy storage power generation technology, including improvements to the solar power generation system, the installation of solar energy systems, the inverters, and generators. Sanhe obtained a Chinese patent in August 2014 for utility module regarding photovoltaic power generation system. In addition, the patents, patent applications and related know-how and trade secrets are subject to an exclusive license for worldwide use to Luck Sky Shen Zhen, our indirect wholly-owned subsidiary.

Government Incentives: The development of alternative sources of energy to reduce the amount of pollution in China caused by burning fossil fuels, particularly the use of coal to generate electric power, is a priority of the Chinese government. The Chinese government offers tax and rebate incentives for the construction of PV production facilities and has become stricter regarding the construction of power plants that rely on coal.

Technical Advantage Compared to Conventional Battery Technologies: The use of conventional batteries to store excess electricity produced by solar power or other alternative energy sources is less attractive than the compressed air energy storage power generation technology. The most important disadvantages to standard batteries are that industrial batteries lose their capacity to store electricity over time, and also present environmental risks with respect to their production and disposal. Tank storage technology is estimated to have a 30 year lifespan and the steel can be recycled.

Technical Advantage Compare to Conventional Solar Panels and Inverter/Converters: Our patented technologies increase the efficiency of PV panels to generate DC current by enhancing their ability to operate at levels of lower sunlight and also increase the efficiency of the inverter/converter that converts the DC current to AC current by operating at a wider range of DC current than conventional inverter/converters. One licensed patent applies to the array of the PV panels.

Technical Advantage Compare to Conventional Grid-connected Photovoltaic Power Generation: We adopted smart micro-grid technology which increases the efficiency of the power generation of the PV systems and significantly reduced the project costs of power plants. The micro-grid technology also helps us to improve the flexibility of PV systems, realize real zero emission of our power plant, improve reliability and help to restore power more quickly when the macro-grid is down.

Reduced Electrical Costs: Customers who generate electricity using alternate energy systems that is intermittent or subject to periods of low production need to be linked to the State Grid to meet their power requirements. Our compressed air energy storage power generation system allows consumers to limit or eliminate their reliance on the State Grid; by producing power during periods of peak pricing by the State Grid and storing the surplus energy produced by their alternate energy systems when prices charged by the State Grid are less expensive.

Scalability: The compressed air energy storage power generation system in conjunction with a PV panel installation is easily expanded thru the addition of additional solar panels, more storage tanks and/or bigger generators and engines.

Our Growth Strategy

Chinese demand for electricity is expected to increase by nearly 300 % between 2010 and 2040 according to the U.S. Energy Information Administration (http://www.eia.gov/countries/country-data.cfm?fips=CH). We believe demand for electricity and solar energy production will continue to grow domestically and globally, thus affording us opportunity to grow and expand our business operations

We intend to pursue the following strategies:

1)	Sell systems to construct large-scale power plants that sell power to the State Grid or service zones that are off the grid and benefit from government subsidy policies.

2)

Sell power system to industrial consumers with large electricity demand, in excess of one megawatt, to establish their own power generation facilities to benefit from government subsidy polices to reduce operating costs by either being off the State Grid, reducing their purchased from the grid during peak periods or being able to store energy when the grid is not purchasing power.

3)	Sell systems to industrial and mining companies operating in remote locations which lack connections to the State Grid to create self- sufficient systems.

4)	Complete development of prototypes and commercialize smaller air compression power generation systems designed for standalone homes and smaller factories and commercial structures.

5)	Produce, sell and install PV products without air recession technology.

Products

Our principal product is a system that combines our air compression power generation systems with a PV installation that is custom designed for industrial users such as factories and power plants. We also offer PV systems without the air compression generation technology based on certain technological innovations that we believe increase the efficiency of our PV systems compared to those of competitors.

The air compression power generation systems can be used with multiple forms of natural energy production, including solar, wind, biomass, geothermal and tidal and the selection of the appropriate natural source depends on their relative availability at the customer’s location. Although use of any of these natural energy sources is feasible, we have initially focused on linking our air compression technology to PV installations The installation of the solar power systems generally requires the lowest investment and shortest building time, in part because the area for building the facility is flexible as solar installations can be used anywhere outdoors and take advantage of a customer’s room. Wind power is not stable as the turbines may be inoperable at low or high winds. Nuclear and hydropower facilities are only feasible for producing power for the State Grid and are not feasible for individual factories and homes

1. Basic PV Installation. Conventional PV power generation technology is designed based upon the assumption that the minimum sun exposure would be 200W and the range of maximum power point tracking (the “MPPT”) is from DC480v to DC580v. When sun exposure is reduced and voltage drops below the DC480v, the problem with the conventional system is that it stops working; and the residual power in the photovoltaic panels that are generated under the lower light exposure cannot be utilized. The Company’s new intelligent photovoltaic technology improves power generation and shortens investment recovery time. The PV system uses a variable PV array technology and wide voltage intelligent inverter device developed by the Company. Customers can produce an additional 15% - 30% electricity each year as the system can operate in lower light environments than conventional PV technology.

We sell the PV installation that includes the solar panels installation and solar energy generation converter equipment with proprietary technology without the air compression for customers who do not need to store energy. The conversion advantage provides a higher capacity that allows the solar array to be used more effectively.

2. Compressed Air Energy Storage Technology. The power consumption rate of PV systems interconnected into the State Grid varies greatly and the active energy cannot be fully consumed, which causes significant energy waste. Generally, systems interconnected to the State Grid consume only 70% of the produced power and enterprises not connected to the State Grid consume only 60% - 70% of the produced power, and the residual power is wasted. Utilizing our compressed air energy storage system with photovoltaic power generation system improves the efficiency of power generation and reduces the waste of residual power.

Our air compression energy storage generation technology is also designed for customers whose alternative energy source provides intermittent or unstable power. The systems are sold in conjunction with a PV installation. A portion of the electricity produced by the PV panels is used to compress air into the cylinders, which effectively store the energy until it is released. The system includes compression equipment, storage tanks and a modified engine that is linked to a generator. The surplus power generated by the air compression technology may either be used by the customer it its operations or sold to the State Grid.

The following chart illustrates an air compression power generation system that is linked with a PV installation, although the compression system can be linked to other alternative energy sources, such as wind farms, biomass, tidal or geothermal.

Electricity Generation Process

1.	Energy collection – photovoltaic power generation.

Photovoltaic power generation is greatly affected by the amount of sunlight the PV system receives. The changes in the intensity of sunlight affect the power generation, which causes direct current to fluctuate. Therefore, actions to offset the fluctuation are essential. When fluctuation or disruption in photovoltaic power occurs, or during the night or when power in the storage system is exhausted, the power supply must be converted to a voltage transformer. However, based upon the current power supply equipment in power plants, energy cannot be instantly converted on a per megawatt basis. Therefore, frequent conversions are needed, which might obstruct system security and power production. Our design of the AC/DC non-contact converter rectifier can resolve this issue at a low cost. If DC power is below DC430v, DC offset is automatically incorporated into the electricity network and the transformer photovoltaic power will be shared with the power supply. The inverter won’t lose electricity and the entire system will not fluctuate or have the power shut off.

The system offers double power selection by utilizing a backup switch to ensure that the power supply does not stop. Should the generation of the solar power become unstable or intermittent, the system switches to operate using the air compression generation technology or, if available, to rely on the State Grid.

2.	Compression Storage System

A. Compressor – fills storage tanks with air.

B. Plasma Heater – heats air being stored into tanks to a temperature of 300 to 400 degrees Fahrenheit to increase the amount of stored energy.

C. Storage Tanks – stores compressed air. Our storage tanks are built with carbon steel to withstand higher pressures. Each one megawatt of generated electricity requires 2 tanks, each with an average capacity of 30 m3 of compressed air. The standard tank is 50 meters long and 1.5 meters in diameter. The energy capacity per tank is dependent on the temperature and pressure of the air and the capacity of the e cylinder. The quality of the storage tanks are based on ISO standards.

D. Air Engine – we utilize our patented technology to modify diesel engines purchased from outside vendors to enable the engine to operate on compressed air. A pressure regulator within the air engine turns the generator. Unlike a conventional combustion engine that explodes fossil fuel to create energy, the compressed air engine utilizes the heat and compression of the air to release energy.

E. Generator – Our proprietary generator utilizes patented and other proprietary technology was developed in 2012 for our air compression storage generation system. The device affords stability by maintaining a consistent supply despite changes in the air pressure that may cause inefficiency in the engine (for example, a piston misfiring). Our tests indicated that the generator is more efficient that the industry standard in maintaining a stable flow of voltage.

The air compression technology is used to produce electricity primarily at night or at other times when the electricity produced by the PV panels is intermittent or unstable. At such times, the compressed air is sent first from the storage tanks to the thermal heater, then to the engine. The engine then spins a flywheel attached to the generator.

Projects

As of December 31, 2016, we have sixteen project contracts. Seven were completed; three of them are in process, two of them is being canceled and four are about to start. Three projects in Shandong province commenced operations in 2015, one project in Fujian province commenced operation in February 2016, the two projects in Hubei and Zhejiang commenced operations in March 2016 and one in Hubei commenced in April 2016. The projects in Shanxi province and Sichuan province were cancelled. The project in Heilongjiang is waiting for the final checkup report. The other two projects in Hubei is expected to be completed in the first quarter of 2017.

Two systems include compressed air energy storage power generation systems in conjunction with a PV panel installation and four projects, two of which have been completed, only involve PV systems. The contracts typically provide for payments in installments, with approximately 35% paid upon the commencement of construction, and the balance in two equal installments approximately 6 and 18 months later.

In Shandong Province, we designed and installed a new power supply system with a capacity of 8.5megawatts (the “Haide Group Project”) that includes our air compression technology. Pursuant to an agreement executed by Sanhe with Binzhou Xintuo Natural Energy Electrical Engineering Limited (“Binzhou Xintuo”) on April 18, 2014, Sanhe will transfer the Haide Group Project in turn-key condition to Binzhou Xintuo after the completion of the installation and construction. The project includes the installation of 15 tanks and eight engines. The project began to produce electricity from the PV panels in June 2014 and was completed in June 2015. The project was completed and connected to the State Grid on September 1, 2016. The customer anticipates utilizing the power produced by the compressed air technology when production from the solar panels is insufficient and when electricity from the State Grid is either too expensive during peak hours or not available. The customer may also generate revenue by selling power to the State Grid. The sale price for the project is $20,290,835 (RMB126,000,000), which has been paid as of July 31, 2016.

For the Haide Group Project, we have executed a purchase contract for the PV panels with Shandong TD Solar Company Limited, who also installed the PV panels and equipment. We also signed a supplemental agreement with Shandong Thaidai Photovoltaic Technology Co., Ltd., a supplier of the Haide Group Project, in January 2015. The Company paid a deposit of $2,579,896 (RMB 16,000,000) to Ni Baofeng, an unaffiliated third party, who is the guarantor of Sanhe’s obligations under the agreement with Shandong Thaidai. In order to help assure Shandong Thaidai’s fulfillment of its supply obligations and to facilitate completion of the project, Ni Baofeng agreed to not release the money to Shandong Thaidai without the consent of Sanhe.

In Hubei province, construction of a six megawatt project at a new power plant using air compression technology and PV panels (the “Hubei Xianning Project”) was completed in November 2015 and connectedto the State Grid on December 3, 2015. Sanhe executed a contract with Xianning Auspicious Day Air Energy Power Company Limited on April 25, 2014, pursuant to which Sanhe was responsible for designing, installing and constructing the project and such project will be transferred to Xianning Xiangtian Air Energy Electric Limited Liability Company in turn-key condition. The sale price for the project is $10,628,534 (RMB66,000,000). As of July 31, 2016, we have received a total payment of $9,134,097 (RMB56,720,000). As of October 31, 2016, we have received a total payment of $10,628,534 (RMB66,000,000). For the Hubei Xianning Project, Zhejiang Bowei Industrial and Trading Co., Ltd., provides the PV panels for the project and it engaged a third-party contractor to provide the installation service. The facility has room for expansion should the parties agree to increase the power plant’s capacity and the capacity is expected to be increased to 18 megawatts. We anticipate three phases of construction of 6, 4 and 8 megawatts. We have delivered 6 storage tanks and additional PV panels and generators as of December 31, 2016. Equipment for the production of 6 megawatts of electricity has been installed and is operating. An additional 30 storage tanks and other equipment remains to be delivered to increase the projects capacity to 18 megawatts.

Two smaller projects in Shandong and one project in each Zhejiang and Heilongjiang provinces use PV panels with our proprietary technology to enhance production from PV panels. Our projects in Dezhou and Weihai, Shandong province with capacities of two megawatts and one megawatt, respectively, were completed in July and February 2015, respectively. We generated initial revenue of $1,133,522 as of April 30, 2015 as a result of completion of Weihai project, and as of October 31, 2015, we have received payments with respect to the project in Dezhou, Shandong province of $2.46 million (RMB 15.3 million). The projects in Zhejiang and Heilongjiang provinces have capacities of 150 KW and 1000 KW respectively, and they were during the fiscal year ended July 31 2016 and in December 2016, respectively.

As of October 10, 2016, we signed contracts with the same supplier in Dezhou, supplying a total of US$1,044,000 (RMB 7.1 million) and US$901,000 (RMB 6.13 million) of products, including PV panels, inverters and brackets.

Marketing

We market our products through third-party distributors in 24 provinces and through employees for direct sales. The distributors exclusively sell our products and receive commissions based on the value of the contracts but no salary. We utilize three classes of distributors based on the size of their territory – provincial, city and town. The distributors target both factories and power plants, but also local governments which may encourage local industry to utilize alternate energy sources. Our marketing focus is on:

1)	Large scale power plants that sell power to the State Grid or service zones that are off the grid and benefit from government subsidy policies.

2)

Industrial concerns with large electricity demand, in excess of one megawatt, to establish their own power generation facilities to benefit from government subsidy policy to reduce operating costs by either being off the State Grid, reducing their purchased from the grid during peak periods or being able to store energy when the grid is not purchasing power.

3)	Industrial and mining companies operating in remote locations which lack connections to the State Grid to create self- sufficient systems.

4)	In 2016, we intend to commence marketing a smaller air energy compression generation and PV system to smaller commercial structures and stand- alone homes using the same distribution network.

Manufacturing

We produce and assemble our PV installations and air energy compression generation systems at our factory in Sanhe. We produce many components, including the brackets and supports for the PV panels, an ultra-wideband voltage power inverter and converter, parts to modify the engines to operate using air compression, low-speed aerodynamic generators, and isothermal air compressor and thermal heaters. Other parts, such as solar panels, power cords, engines, carbon fiber tanks and generators and compressors are purchased from third parties and used to assemble our systems.

Our factory is based in Hebei Province Sanhe City, Yanjiao Economic Development Zone, with a production workshop of 7500 square meters for our core-technology equipment that can supply solar energy systems. We produce the engine generators and related components, but not the PV panels. The factory has a total capacity of up to 7 megawatts each month, based on one –eight hour shift working six days per week. Capacity can readily be expanded by adding additional shifts or building up to three more production lines at our facility.

We built a production line in Xianning Xiangtian Air Energy Electric Co., Ltd. (“XianningXiangtian”), the wholly-owned subsidiary of the Company, to produce PV Pane. The production line, has an annual production capacity of 200 megawatt (MW).

Suppliers

We are not dependent on any single supplier for any important product. We purchase our solar panels from five suppliers, engines from one supplier, and carbon fiber storage tanks from three suppliers. We have a good relationship with each supplier. We believe that many suitable alternate producers of these products are available should we need an alternate supplier. We also purchase electrical components to the inverter/converters, generators, compressors and control panels that we manufacture and believe that alternate suppliers of such components are also readily available.

Patents and Technology

Zhou Deng Rong and Zhou Jiang are the inventors for all of our technologies. On July 25, 2014, Luck Sky Shen Zhen, our Chinese subsidiary, obtained an exclusive, worldwide, royalty free license from Zhou Deng Rong and Zhou Jian (his son) and a second exclusive, worldwide royalty free license from LuckSky Group to 48 Chinese patents and 13 patent applications and trade secrets, including the technology underlying the patent applications for power stations, commercial buildings and residences in China, but not for other uses, including wind towers, vehicles and trains (the “Technology”). The Technology represents all licensors’ patents with respect to PV power generation installations, the air energy storage power generation technology and trade secrets. As of July 31, 2015, Beijing XiangTian Huachuang Aerodynamic Force Technology Research Institute Company (“XiangTian Huachuang”).granted Luck Sky Shen Zhen an exclusive worldwide license to four foreign patents that it had recently obtained. XiangTian Huachuang obtained three patents in Japan and one patent in Australia in March 2015. XiangTian Huachuang is owned 30% by Zhou Jian and 70% by Zhou Deng Rong.

LuckSky Shen Zhen granted an exclusive sub-license to the use and exploitation of the Technology in China to Sanhe in July 2014, which sub-license provides for a licensing fee of five percent of Sanhe’s revenues. In addition, Sanhe obtained a patent in August 2014 for utility module regarding photovoltaic power generation system.

Research and Development

Our Technology was originally developed principally by Zhou Deng Rong. Sanhe obtained the legal right to use and develop the Technology through the Agreement on Know-How Sub-Licensing executed on July 25, 2014 with Luck Sky Shen Zhen, and Luck Sky Shen Zhen was granted a license to use and sublease the Technology through licensing agreements with Zhou Deng Rong, Zhou Jian, and LuckSky Group, owners of the Technology. We rely on LuckSky Group for research and technology but intend to develop our own research and development capabilities.

Warranty

We provide a five year limited warranty on all models of compressed air energy generators produced by us, and on the parts we manufacture, such as the inverter/converter and plasma heater. Components that we purchase from third party suppliers, such as the PV panels, storage tanks and the unmodified portions of the engines, are governed by the suppliers’ warranties.

Competition

We compete against larger, better capitalized and better known competitors that have become, or are becoming, vertically integrated in the PV industry value chain, from module manufacturing to PV system sales and installation, such as Yingli Green Energy, one of the largest vertically integrated PV module suppliers in the world. China has about 20 to 30 companies providing PV installation service and 50 PV manufacturers. In 2014, six of the 10 largest PV panel manufacturers were located in China The ability of the vertically integrated competitors to produce modules and sometimes also be polysilicon manufacturers gives them a cost advantage with respect to the price of PV modules, which we purchase, and which could erode our competitive advantage resulting from our PV installation and air compression technologies. Furthermore, we face competition from conventional energy and non-solar renewable energy providers.

With respect to large integrated PV system projects, we compete primarily in terms of price, design and construction experience, aesthetics and conversion efficiency. We face competition from other providers of renewable energy solutions, including developers of PV, solar thermal and concentrated solar power systems, and developers of other forms of renewable energy projects, including wind, hydropower, geothermal, biomass, and tidal. We also face competition from other EPC companies and joint venture type arrangements between EPC companies and solar companies. While the decline in PV modules prices over the last several years has increased demand in solar electricity worldwide, competition at the systems level can be intense, thereby exerting downward pressure on systems level profit margins industry-wide, to the extent competitors are willing and able to bid aggressively low prices for new projects and power purchase agreements, or PPAs, using low cost assumptions for modules, components, installation, maintenance and other costs. We face intense competition in the PV system markets and our PV and compressed air energy generation systems compete with different solar energy systems as well as other renewable energy sources in the alternative energy market.”

Also, air power technologies are being developed in Italy, Germany, the United Stated, and France.

Environmental Matters

We have installed various types of anti-pollution equipment in our facilities to reduce, treat, and where feasible, recycle the wastes generated in our manufacturing process. We contain and treat waste water generated in our production process. The other major environmental contaminant we generate is gaseous waste. We treat such gas in our special facilities to reduce the contaminant level to below the applicable environmental protection standard before discharging the gas into the atmosphere. Our operations are subject to regulation and periodic monitoring by local environmental protection authorities. The Chinese national and local environmental laws and regulations impose fees for the discharge of waste substances above prescribed levels, impose fines for serious violations and provide that the Chinese national and local governments may at their own discretion close or suspend the operation of any facility that fails to comply with orders requiring it to cease or remedy operations causing environmental damage.

In May 2014, as required by PRC law, we obtained the Environmental Assessment Report on Construction Projects for the manufacturing space that we lease from Dong Yi Glass Machine Company Limited, which is used as our second factory and offices. This report was issued by an independent qualified evaluation company with a conclusion that the operations conducted by Sanhe comply with relevant environmental laws in China, which will not cause detrimental environmental impacts. However, since our primary manufacturing and office space leased from LuckSky Group in Sanhe City has a zoning restriction that only permits agricultural use, we are still in the process of obtaining the approval for the manufacturing use.

No penalties have been imposed on us or our subsidiaries, and we believe we are currently in compliance with present environmental protection requirements in all material respects, and have obtained or been in the process of obtaining all necessary environmental permits for our production facility. We are not aware of any pending or threatened environmental investigation proceeding or action by any governmental agency or third party.

Insurance

We do not maintain property and casualty insurance, product liability insurance or insurance covering injury to our employees.

PRC Governmental Regulations

This section sets forth a summary of the most significant regulations or requirements that affect our business activities in China. Other regulations and requirements, such as those relating to foreign currency exchange, dividend distribution, regulation of foreign exchange in certain onshore and offshore transactions, and regulations of overseas listings, may affect our shareholders’ right to receive dividends and other distributions from us.

Renewable Energy Law and Other Government Directives

In February 2005, China enacted its Renewable Energy Law, which became effective on January 1, 2006, or the 2006 Renewable Energy Law. The 2006 Renewable Energy Law sets forth the national policy to encourage and support the use of solar and other renewable energy and the use of on-grid generation. On December 26, 2009, the Standing Committee of the National People’s Congress adopted an amendment to the 2006 Renewable Energy Law, or the Amended Renewable Energy Law, which became effective on April 1, 2010. While the 2006 Renewable Energy Law has laid the legal foundation for developing renewable energy in China, the Amended Renewable Energy Law has introduced practical implementing measures to enhance such development.

The Amended Renewable Energy Law details the principles, main content and key issues of the renewable energy development and utilization plans, further elaborates the requirements for grid companies to purchase the full amount of electricity generated from renewable energy by setting out the responsibilities and obligations of the government, the power companies and the grid companies, respectively, and also clarifies that the state will set up a special fund, referred to as the renewable energy development fund, to compensate the difference between the tariff for electricity generated from renewable energy and that generated from conventional energy sources. The proceeds of the renewable energy development fund may also be used to support renewable energy scientific research, finance rural clean energy projects, build independent power systems in remote areas and islands, and build information networks to exploit renewable energy. It is anticipated that China will publish more detailed implementing rules for the Amended Renewable Energy Law and make corresponding changes to those existing implementing rules relating to renewable energy.

The current rebates available for our customers include a rebate of 0.42 RMB per kilowatt for 20 years for factories and 1 RMB per kilowatt for 20 years for power plants.

China’s Ministry of Construction issued a directive in June of 2005, which seeks to expand the use of solar energy in residential and commercial buildings and encourages the increased application of solar energy in townships. In addition, China’s State Council promulgated a directive in June of 2005, which sets forth specific measures to conserve energy resources and encourage exploration, development and use of solar energy in China’s western areas, which are not fully connected to electricity transmission grids, and other rural areas. In July 2007, the PRC State Electricity Regulatory Commission issued the Supervision Regulations on the Purchase of All Renewable Energy by Power Grid Enterprises which became effective on September 1, 2007. To promote the use of renewable energy for power generation, the regulations require that electricity grid enterprises must in a timely manner set up connections between the grids and renewable power generation systems and purchase all the electricity generated by renewable power generation systems. The regulations also provide that power dispatch institutions shall give priority to renewable power generation companies in respect of power dispatch services provision.

On August 31, 2007, the NDRC implemented the National Medium- and Long-Term Programs for Renewable Energy, or MLPRE, which highlights the government’s long-term commitment to the development of renewable energy.

On April 1, 2008, the PRC Energy Conservation Law came into effect. Among other objectives, this law encourages the utilization and installation of solar power facilities in buildings for energy-efficiency purposes.

On March 23, 2009, the MOF, issued the Provisional Measures for Administration of Government Subsidy Funds for Application of Solar Photovoltaic Technology in Building Construction, which outline a subsidy program dedicated to rooftop PV systems with a minimum capacity of 50 kilowatt-peak.

In July 2010, the Ministry of Housing and Urban-Rural Development issued the “City Illumination Administration Provisions” or the Illumination Provision. The Illumination Provisions encourage the installation and use of renewable energy system such as PV systems in the process of construction and re- construction of city illumination projects.

On July 24, 2011, the NDRC issued the Notice on Improving the On-grid Tariff Policy for Photovoltaic Generation. Under this Notice, it is required that a uniform national benchmark on-grid tariff for solar energy photovoltaic generation be formulated. Furthermore, for PV projects that had been approved before July 1, 2011 and would be completed by December 31, 2011, the feed-in tariff would be RMB1.15/kWh, including value-added tax, or VAT. Except for PV projects that are constructed in Tibet, for PV projects that are approved after July 1, 2011 and PV projects that had been approved before July 1, 2011 but would not be completed by December 31, 2011, the feed-in tariff including VAT would be RMB1/kWh.

On March 14, 2012, the MOF, the NDRC and the National Energy Administration, or the NEA, jointly issued interim measures for the management of additional subsidies for renewable-energy power prices, according to which relevant renewable-energy power generation enterprises are entitled to apply for subsidies for their renewable power generation projects that satisfy relevant requirements set forth in the measures.

On January 1, 2013, the State Council adopted a Circular on the Twelfth Five-Year Plan for the Energy Development, which sets out key development objectives for the industry during the 12th Five-Year Plan. In accordance with this plan, to optimize the structure of energy consumption, the proportion of non- fossil energy consumption shall be increased to 11.4 percent of total energy consumption by 2015.

In March 2013, NDRC issued the Notice on Improving the Pricing Scheme for Photovoltaic Power Generation. According to this notice, the NDRC proposed to reduce the feed-in tariff for utility scale PV projects from RMB 1/kWh to RMB 0.75/kWh, RMB 0.85/kWh and RMB 0.95/kWh, depending on the project’s location of construction. The feed-in tariff for PV projects constructed in specific regions would remain at RMB 1/kWh. In addition, the NDRC proposed a subsidy of RMB 0.35/kWh for distributed PV generation projects and the purchase price of electricity generated to be in line with the coal-electricity tariffs.

In March 2013, NDRC, the NEA and the MOF, jointly issued measures to standardize settlement of feed-in tariffs, which are believed to help address the delay in payment of solar subsidies and settlement of accounts payable experienced by solar project developers. In addition, pursuant to a July 2013 MOF notice, starting from August 2013, subsidies for distributed PV power generation stations (excluding distributed PV power generation projects) are required to be paid directly from the MOF to the State Grid Corporation of China and the China Southern Power Grid Co., Ltd., rather than through the MOF’s provincial counterparts. As a result of such measures, the collection period for feed-in-tariffs is expected to be significantly shortened.

The MOF has proposed to almost double the renewable energy surcharge for end-users of electricity from RMB0.008 per kWh to RMB0.015 per kWh, effective since September 25, 2013.

On August 26, 2013, the Department of Price of the NDRC released subsidy details for PV projects. Transmission-grid-connected projects will receive a feed-in-tariff of RMB0.90 to RMB1.00 per kWh, and distribution-grid-connected projects will receive a premium of RMB0.42 per kWh in addition to the desulphurized coal benchmark price. Distribution-grid-connected projects are expected to represent the majority of China’s new PV installation in the next few years. Unlike the rest of the world, capital expenditures for distribution-grid-connected projects are higher than transmission-grid-connected projects, since labor costs for scaffolding and work on rooftops are low in China and rooftop space is currently free. Meanwhile, the NDRC announced that the feed-in tariff will be valid, in principle, for 20 years.

On September 23, 2013, the MOF and the State Administration of Taxation jointly issued a notice that ordered a 50% refund of value-added tax on sales by PV manufacturers of their PV products. This VAT refund will be effective from October 1, 2013 through December 31, 2015.

On November 26, 2013, the MOF announced that the electricity generated by the distributed PV system for its own use is exempted from paying four governmental charges. On the same date, the NEA promulgated the “Interim Measures for the Administration of PV Power Generation.”, which clarify that the state department in charge of energy and its local counterparts are responsible for the supervision of PV projects.

On February 12, 2014, the NEA circulated the target of national solar installations for 2014 to be 14GW, 6GW of which would be targeted for utility scale, 8GW for distributed generation.

On the same day, the NEA released a list of 81 “New Energy Demonstration Cities” and eight “industrial demonstration parks” in 28 and 8 provinces respectively. These cities and zones are required to achieve their respective mandatory targets in terms of solar PV installations and the percentage of installed renewable energy power generation capacities by the end of 2015, or the end of the 12th Five-Year-Plan.

In February 2014, the Certification and Accreditation Administration and the NEA jointly issued the “Implementation Opinions on Strengthening the Testing and Certification of PV Products.” The implementation opinions provide that only certified PV products may be connected to the public grid or receive government subsidies. The institutions that certify PV products must be approved by the Certification and Accreditation Administration. According to the implementation opinions, PV products that are subject to certification include PV battery parts, inverters, control devices, confluence devices, energy storage devices and independent PV systems.

In 2016, the government enacted the “Helping the Poor” Project. The National Poverty Alleviation Office has set an objective for the provinces and cities to alleviate poverty in the next three years through government investment to construct household power stations for poor families and to subsidize electricity charges for poor families to alleviate poverty.

Environmental Regulations

We are subject to a variety of governmental regulations related to the storage, use and disposal of hazardous materials. The major environmental regulations applicable to us include the Environmental Protection Law of the PRC, the Law of the PRC on the Prevention and Control of Water Pollution and its implementation rules, the Law of the PRC on the Prevention and Control of Air Pollution and its implementation rules, the Law of PRC on the Prevention and Control of Solid Waste Pollution and the Law of the PRC on the Prevention and Control of Noise Pollution and the PRC Law on Appraising Environment Impacts.

In addition, under the Environmental Protection Law of the PRC, the Ministry of Environmental Protection sets national pollutant emission standards. However, provincial governments may set stricter local standards, which are required to be registered at the State Administration for Environmental Protection. Enterprises are required to comply with the stricter of the two standards.

The relevant laws and regulations generally impose discharge fees based on the level of emission of pollutants. These laws and regulations also impose fines for violations of laws, regulations or decrees and provide for possible closure by the central or local government of any enterprise which fails to comply with orders requiring it to rectify the activities causing environmental damage.

We have received the environmental certification from the government related to our manufacturing process.

Product Quality Certification

Our air energy storage power generation products require certification by the National Quality Supervision Department. As our air compression products are nonstandard, there is no ISO or other qualifying standard for the industry. The certification is therefore based on our design specifications. We have provided the government with our design specifications and begun discussions with the standard. We believe that there is no material risk that the government will not accept our product as the government is encouraging new technology in power generation.

Employees

We set out below the total number of our employees and the various functions which they serve as at December 31, 2016.

Functions
Sales, Purchasing and Marketing	5
Finance and Administration	10
Production and Quality Control	65
TOTAL	80

All of our employees are based in the PRC. Our PRC permanent employees are not unionized. We have not experienced any strikes, labor disputes or work stoppages by our employees and believe our relationship with our employees is good.

Seasonality

Our business is not seasonal, except to the extent that construction projects in northern China are more likely to be delayed by weather.

Property

Sanhe leases its principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province. LuckSky Group is owned by Zhou Deng Rong, our former CEO and Zhou Jian, our General Manager and Chairman of the Board. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of $105,053 (RMB 697,248) per year and the dormitory is leased for a rent of $19,527 (RMB 129,600) per year. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice. LuckSky Group is in the process of obtaining the land use approval and ownership certificate of the leased building.

On April 28, 2012, Zhou Jian obtained the right of usage of 44.3 acres agricultural land where our principal office, factory and dormitory are located for 18 years and 8 months, starting May 1, 2012. The annual price paid for such usage rights is $5,200 (RMB 34,510). On May 1, 2012, Zhou Jian signed a commitment letter that allowed Xiangtian Kelitai, Yanjiao Branch, a division of LuckSky Group to use this agricultural land. LuckSky Group constructed the buildings on such agricultural land. In the event we are unable to use our principal factory and office space as a result of this usage issue, the lease provides that LuckSky Group will use every effort to complete and perfect the ownership and usage rights, or provide Sanhe with equivalent space.

On July 27, 2016, Xianning Xiangtian Air Energy Electric Co., Ltd. (“XianningXiangtian”), the wholly-owned subsidiary of the Company, entered into a rental agreement with Xianning Lucksky. The space in the factory being leased is 4628 square meters. The factory space is leased for a rent of $83,132 (RMB 555,360) per year. The lease expires on July 31, 2018 and is subject to renewal with a prior one-month written notice.

Website Access to our SEC Reports

You may obtain a copy of the following reports, free of charge through the SEC’s website at www.sec.gov as soon as reasonably practicable after electronically filing them with, or furnishing them to, the SEC: our previous Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The public may also read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The Public Reference Room may be contact at (800) SEC-0330. You may also access our other reports via that link to the SEC website.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

WE URGE YOU TO READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO BEGINNING ON PAGE F-1. THIS DISCUSSION MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO THE RISKS AND UNCERTAINTIES DISCUSSED UNDER THE HEADING “RISK FACTORS” HEREIN AND IN OUR OTHER FILINGS WITH THE SEC. SEE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS .”

Overview

Xiangtian (USA) Air Power Co., Ltd. was originally incorporated as Goa Sweet Tours Ltd. in the State of Delaware on September 2, 2008. We were originally formed to provide personalized concierge tour packages to tourists who visit the State of Goa, India.

On April 17, 2012, Goa Sweet Tours, Ltd. entered into Share Purchase Agreements (the “Purchase Agreements”), with Luck Sky International Investment Holdings Limited, an entity owned and controlled by Zhou Deng Rong, and certain of our former stockholders who owned, in the aggregate, 7,200,000 shares of our common stock (90% of the then outstanding shares). Luck Sky International Investment Holdings Limited purchased such shares for an aggregate consideration of $235,000. The sale of such shares closed on May 15, 2012.

On May 25, 2012, Goa Sweet Tours, Ltd. formed a corporation under the laws of the State of Delaware called Xiangtian (USA) Air Power Co., Ltd. ("Merger Sub") for the purpose of changing its name. On the same day, we acquired one hundred percent of the total outstanding shares of Merger Sub's common stock for cash. As such, Merger Sub became our wholly-owned subsidiary.

Effective as of May 29, 2012, Merger Sub was merged with and into the Company. As a result of the merger, the Company’s corporate name was changed to “Xiangtian (USA) Air Power Co., Ltd.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased. The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

On September 24, 2013, the Company acquired all of the shares of common stock of Lucksky (Hong Kong) Shares Limited, a Hong Kong corporation, for 250,000,000 shares of common stock of the Company, and agreed to acquire 100% of the shares of Sanhe City LuckSky Electrical Engineering Limited (“Sanhe”) common stock for the Company’s common stock. As of the acquisition merger, Lucksky (Hong Kong) Shares Limited and Sanhe had no liabilities and nominal assets. Effective as of September 24, 2013, Lucksky (Hong Kong) Shares Limited was merged with and into the Company and the Company was the surviving entity. The Company acquired Sanhe in July 2014.

On May 30, 2014, the Company entered into the Stock Purchase Agreement with Zhou Jian, the sole shareholder of Luck Sky (Hong Kong) Aerodynamic Electricity Limited (LuckSky Aerodynamic”). Effective May 30, 2014 the Company purchased 100% of the issued and outstanding shares of common stock of Luck Sky Aerodynamic , and the Company paid Zhou Jian a purchase price in the amount of HKD $10,000.00 (approximately USD$1,289.98) in cash (the “Acquisition”). Neither Luck Sky Shen Zhen nor Luck Sky Aerodynamic had any operating business and nominal or liabilities and nominal assets as of the date of the Acquisition. As a result of the Acquisition, Luck Sky Aerodynamic became our wholly owned subsidiary and Luck Sky Shen Zhen became our indirect subsidiary through Luck Sky Aerodynamic.

LuckSky Group was established in 2000 by Zhou Deng Rong after he obtained a series of patents and developed the air compression and related technology. Sanhe was established in July 2013 and was under common control with LuckSky Group. Since inception, Sanhe served as a distributor of products of the LuckSky Group and its subsidiaries.

During the three months ended June 30, 2014, LuckSky Group provided Sanhe with additional working capital and transferred to Sanhe its assets and liabilities related to the compressed air energy storage power generation technology and PV panel installations, but retained its other assets. On April 1, 2014, LuckSky Group loaned Sanhe RMB3,000,000. The equipment, including machinery, was sold to Sanhe for RMB7,681,000, its book value, Xiangtian Kelitai, Yanjiao Branch, a division of LuckSky Group on May 26, 2014. On April 30, 2014, the inventory was sold to Sanhe by Xiangtian Kelitai, Yanjiao Branch, and a division of LuckSky Group for RMB 130,918.80, its historical value. On May 19, 2014, Sanhe entered into an office equipment transfer (purchase) agreement with Xiangtian Kelitai, Yanjiao Branch, a division of LuckSky Group for a purchase price of RMB162, 900. Sanhe entered into leases with LuckSky Group for a portion of the factory, office space and dormitory located in Sanhe City and a lease with Dong Yi Glass Machine Company Limited, which is owned by Deng Zhou Rong, our former CEO, for a second factory and office space. In addition, 48 employees transferred from LuckSky Group to Sanhe, including all personnel related to the projects under construction and development and administrative and fiancé personnel.

Acquisition of Sanhe

On July 25, 2014, Sanhe and Luck Sky Shen Zhen and Sanhe’s shareholders entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Sanhe became LuckSky Shen Zhen’s contractually controlled affiliate. The VIE Agreements include the Framework Agreement on Business Cooperation, the Exclusive Management Consulting and Training and Technical Services Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Know-How Sub-License Agreement and the Power-of-Attorney. The purpose and effect of the VIE Agreements is to provide LuckSky Shen Zhen (our indirect wholly-owned subsidiary) with all of the management and control of Sanhe and all of its net income. While LuckSky Shen Zhen does not actually own at present any of the equity and shares in Sanhe, the purpose and effect of the VIE Agreements is to instill in Luck Sky Shen Zhen total management and voting control of Sanhe for all material purposes. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

Results of Operations

The following discussion should be read in conjunction with the unaudited condensed consolidated Financial Statement of the Company for the years ended July 31, 2016, 2015 and 2014, and for the three-month period ended October 31, 2016, and related notes thereto.

Revenue

We have recognized $10,839,955, $20,772,028 and $0 revenue for the years ended July 31, 2016, 2015 and 2014. The project in Xianning, Hubei Province and some small projects were completed for the year July 31, 2016. The project in Weihai was completed in February 2015, project in Binzhou was completed in June 2015 and project in Dezhou was completed in July 2015. None of the projects was completed in 2014. The decrease in 2016 was because projects with bigger capacity were completed during the year ended July 31, 2015.

For the year ended July 31, 2016, percentage-of completion method is used for one contract which was not completed as of July 31, 2016. We recognized the related revenue and cost of the other projects completed during the current period according to our revenue recognition policy by completed contract method.

We have recognized $86,760 and $66,610 revenue for the three months ended October 31, 2016 and 2015. A couple of small projects were completed in the period ended October 31, 2016 and the revenue referred to arises from selling air compression related machines in the comparison period.

Cost of Sales

We have recognized $9,642,803, $17,781,011 and $0 cost of revenue for the years ended July 31, 2016, 2015 and 2014. As with revenue, percentage-of completion method is used for one contract and the other completed projects in accordance to the completed contract method.

We have recognized $71,599 and $62,015 cost of revenue for the three months ended October 31, 2016 and 2015. The costs were in line with the revenue.

Gross Profit

Gross profit was $1,197,152, $2,991,017 and $0 for the years ended July 31, 2016, 2015 and 2014. Percentage-of completion method is used for one contract. We recognized the completed projects based on the completed contract method.

Gross profit was $15,161 for the three months ended October 31, 2016, compared to $4,595 for the three months ended October 31, 2015.

Operating Expenses

For the year ended July 31, 2016, we incurred total operating expenses in the amount of $1,723,863, which was mainly comprised of selling expenses of $24,184, professional fees of $657,045, salary expenses of $501,294, rental fees of $133,835, accounts receivable impairment loss of $60,242 and general and administrative expenses of $347,263. For the year ended July 31, 2015, we incurred total operating expenses in the amount of $1,237,953, which was mainly comprised of selling expenses of $21,912, professional fees of $318,848, salary expenses of $477,696, rental fees of $144,361 and general and administrative expenses of $275,136. For the year ended July 31, 2014, we have incurred total operating expenses in the amount of $750,606 which was mainly comprised of selling expenses of $5,479, professional fees totaling $280,908, and general and administrative expenses totaling $464,219.

The substantial increase of $485,910, or 39% in 2016 was primarily due to increased amounts of professional expense for listing consultancy and accrued accounts receivable impairment loss. The substantial increase of $487,347, or 65% in 2015 was primarily due to increased amounts of professional expense, as well as salary and rental fees incurred by the operational entity Sanhe after it was acquired by the Company in July 2014.

We have not incurred any expenses for research and development from inception through July 31, 2016. As a result of operating losses, there has been no provision for the payment of income taxes from the date of inception. The Company has a certain deferred tax asset that is available to offset against future taxable income.

For the three months ended October 31, 2016, we have incurred total operating expenses in the amount of $706,852, which mainly comprised selling expenses of $13,027, professional expenses of $197,745, salary expenses of $207,888, rental fees of $34,643, and general and administrative expenses totaling $253,549. For the three months ended October 31, 2015, we have incurred total operating expenses in the amount of $363,652, which mainly comprised selling expenses of $4,510, professional expenses of $89,544, salary expenses of $92,923, rental fees of $85,462, and general and administrative expenses totaling $91,213.The increase in operating expenses by $343,200, or 94%, was primarily due to the increase amounts of professional expense for consultancy and salary expenses for a larger scale of operations.

Liquidity and Capital Resources

As of October 31, 2016, we had a cash balance of $374,910. During the three months ended October 31, 2016, net cash used in operating activities totaled $1,117,128. Net cash provided from investing activities totaled $172,275. Net cash provided by financing activities during the period totaled $368,832. The resulting change in cash for the period was a decrease of $851,310, which was primarily due to cash outflow to suppliers, albeit we had a cash inflow from related parties and customers.

As of October 31, 2015, we had a cash balance of $314,011. During the three months ended October 31, 2015, net cash used in operating activities totaled $491,765. Net cash provided from investing activities totaled $32,319. Net cash provided by financing activities during the period totaled $394,010. The resulting change in cash for the period was a decrease of $188,018, which was primarily due to cash outflow to suppliers, albeit the cash inflow of the amounts due from related parties and shareholders.

As of October 31, 2016, we had current liabilities of $7,722,781, which was mainly comprised of accounts payable and accrued liabilities of $4,157,651, amount due to directors of $415,084, amount due to related parties of $2,089,218, advance from customers of $118,550, deferred tax liabilities of $72,946, other payables of $269,045 and income tax payable of $322,316 and net Advance billings of $277,971. As of July 31, 2016, we had current liabilities of $8,275,631, which was mainly comprised of accounts payable and accrued liabilities of $4,851,630, amount due to directors of $414,876, amount due to related parties of $1,716,734, advance from customers of $620,814, deferred tax liabilities of $107,609, other payables of$234,791 and income tax payable of $329,177.

We had net assets of $7,652,604 and $8,502,334 as of October 31, 2016 and July 31, 2016, respectively.

As of December 31, 2016, we have sixteen project contracts. Seven were completed; three of them are in process, two of them is being canceled and four are about to start. Three projects in Shandong province commenced operations in 2015, one project in Fujian province commenced operation in February 2016, the two projects in Hubei and Zhejiang commenced operations in March 2016 and one in Hubei commenced in April 2016. The projects in Shanxi province and Sichuan province were cancelled. The project in Heilongjiang is waiting for the final checkup report. The other two projects in Hubei is expected to be completed in the first quarter of 2017.We are dependent on these projects for all our projected revenue until we obtain additional customers and any material delay or reduction in the projected cash receipts will adversely affect our operations. While we expect to generate revenue on the completion of our projects to meet the liquidity and capital resources of our operations, delayed receipts may cause going concern issues.

We expect to finance operations from progress billings from ongoing projects and through non-interest bearing loans from the Company’s directors. We estimate that our cash and cash equivalents and projected cash receipts from operations are sufficient to fund operations for the next six months. However, additional funds may be required given our continued losses from operations. Additional funding may come from equity financing from the sale of our common stock or from borrowings, but there can be no assurance that such financing will be available on acceptable terms. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.

The Company has incurred losses since its inception resulting in an accumulated deficit of $1,464,309 as of October 31, 2016 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These risk factors include, but are not limited to:

•	our ability to raise additional funding;

•	the results of our proposed operations.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

[   ]     Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

[   ]     Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

[   ]     Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of October 31, 2016, July 31, 2016, 2015 and 2014.

Billings in Excess of Costs

Billings in excess of costs is comprised of cash collected from customers and billings to customers on contracts in advance of work performed, including advance payments negotiated as a contract condition. Generally, unearned project-related costs will be earned over the next twelve months.

Revenue Recognition

Sales of power generation system in conjunction of system installation are recognized under accounting for construction-type contracts, based on the nature of the contract using the

Completed-Contract Method

The reason for selecting completed-contract method is (a) The Company’s contract is duration is less than one year and financial position and results of operations would not vary materially from those resulting from use of the percentage-of completion method. (b) Reasonably dependable estimate cannot be made due to nature of contracts. Accordingly, revenue is recognized upon the completion of the construction, provided persuasive evidence of an arrangement exists, title and risk of loss has transferred, the fee is fixed and determinable, and collection is reasonably assured. We provide for any loss that we expect to incur on these contracts when that loss is probable.

Percentage-of Completion Method

For contracts with long duration and it is practical to make reasonable estimate, percentage-of completion method is used. Revenue is recognized based on the percentage of total income. The percentage is based on incurred costs to date bearing to estimate total cost after giving effect to estimates of cost to complete based on most recent information. We provide for any loss that we expect to incur on these contracts when that loss is probable.

Warranty and Returns

The Company generally provides limited warranties for work performed under its contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company's work on a project. At the time a sale is recognized, we record estimated future warranty costs. Such estimated costs for warranties are included in the individual project cost estimates for purposes of accounting for long-term contracts. The warranty cost is estimated based on our experience with the type of work and any known risks relative to the project and was not material during the periods ended October 31, 2016, July 31, 2016, 2015 and 2014.

No right of return exists on sales of equipment. Replacement part returns are estimable and accrued at the time a sale is recognized.

Recent Accounting Pronouncements

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements— Going Concern (Subtopic 205-40). This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments contained in this ASU apply to all companies and not-for-profit organizations. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock, $0.0001 par value per share, began trading on the OCT Market on June 28, 2012, where its prices are quoted under the symbol “XTNY.”

The following table sets forth the reported high and low sales prices of our common stock for the indicated periods, as regularly quoted on the OCT Market: The price range per share of common stock presented below represents the highest and lowest intra-day sales prices for the Company's common stock on the OTCQB. Since our common stock is traded infrequently, such over-the-counter market quotations may reflect inter-dealer prices, without markup, markdown or commissions and do not represent a liquid trading market.

	Year Ended July 31, 2013		Year Ended July 31, 2014		Year Ended July 31, 2015		Year Ended July 31, 2016		Period Ended October 31, 2016

	High	Low	High	Low	High	Low	High	Low	High	Low
First Quarter	$2.05	$0.80	$1.01	$0.60	$4.06	$2.99	$4.12	$1.18	$5.36	$2.00
Second Quarter	$1.50	$0.52	$1.01	$1.01	$3.05	$2.99	$4.12	$1.00
Third Quarter	$0.60	$0.52	$3.05	$0.99	$3.05	$1.70	$4.03	$4.03
Fourth Quarter	$1.01	$0.60	$3.75	$2.10	$3.65	$1.70	$4.89	$2.88

Empire Stock Transfer Co., Inc. of Henderson, Nevada is our stock transfer agent. They can be contacted by telephone at (702) 818-5898 and by facsimile at (702) 974-1444.

Holders

As of December 20, 2016, 591,042,000. shares of common stock were issued and outstanding and there were 362 shareholders of record our common stock, including 262,092,740 shares beneficially owned by Zhou Jian, the Chairman of the Board, and 101,831,136 owned by Zhou Deng Hua, our Chief Executive Officer and Acting Chief Financial Officer and Director. The shares owned by Zhou Jian and Zhou Deng Hua may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Recent Sales of Unregistered Securities- None

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

The payment of dividends is contingent on the ability of our PRC based operating subsidiary to obtain approval to send monies out of the PRC. The PRC's national currency, the Yuan or renminbi, is not a freely convertible currency. The PRC government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends.

Securities authorized for issuance under equity compensation plans

We do not have any stock option, bonus, profit sharing, pension or similar plan. However, we may adopt such a plan in the future to attract and retain members of management, directors or key employees.

Stock Price Performance Graph

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing of Xiangtian (USA) Air Power Co., Ltd. under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This performance chart compares the cumulative total return on our common stock with that of the NASDAQ Composite Index and the NASDAQ Clean Edge U.S. Liquid Series Index, or NASDAQ CELS Index. The chart assumes $100 was invested on June 28, 2012 in the common stock of Xiangtian (USA) Air Power Co., Ltd., the NASDAQ Composite Index and the NASDAQ CELS Index, and assumes the reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

		Indexed	Indexed	Indexed	Indexed	Indexed
		Returns	Returns	Returns	Returns	Returns
	Base
	Period	Period ended	Period ended	Period ended	Period ended	Period ended
Company/Index	06/26/2012	7/31/2012	7/31/2013	7/31/2014	7/31/2015	7/31/2016
Xiangtian (USA) Air Power Co., Ltd.	$100.00	$39.01	$19.22	$71.36	$69.46	$93.05
NASDAQ Composite Index	$100.00	$103.00	$109.00	$98.00	$102.00	$108.00
NADAQ Clean Edge U.S Liquid Series Index	$100.00	$97.00	$106.00	$92.10	$93.00	$110.00

Penny Stock Regulations

Our common stock is considered to be a “penny stock” under the Securities Exchange Act of 1934. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market System, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

-	contains a description of the nature and level of risks in the market for penny stocks in both public offerings and secondary trading;

-

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

-	contains a toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

-	contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-	bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the marker for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules that require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the following selected consolidated financial data below in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements, the accompanying notes and other financial information included elsewhere in this post-effective amendment to Form S-1. The selected consolidated financial data in this section are not intended to replace the consolidated financial statements and are qualified in their entirety by the consolidated financial statements and the accompanying notes included elsewhere in this elsewhere in this post-effective amendment to Form S-1.

The consolidated statements of operations data for the years ended July 31, 2016, 2015, and 2014 and the consolidated balance sheets data as of July 31, 2016, 2015, and 2014 are derived from our audited consolidated financial statements included elsewhere in this post-effective amendment to Form S-1. The consolidated statements of operations data for the years ended December 31, 2013 and 2012 and the consolidated balance sheets data as of December 31, 2013 and 2012 are derived from our audited consolidated financial statements not included this post-effective amendment to Form S-1, which are stated on a basis consistent with our audited consolidated financial statements included herein. Our historical results are not necessarily indicative of the results that may be expected in any future period.

	Year Ended July 31,
	2016	2015	2014	2013	2012

Consolidated statement of operations data:
Revenue	10,839,955	20,772,028	-	-	-
Cost of revenue	9,642,803	17,781,011	-	-	-
Gross profit	1,197,152	2,991,017	-	-	-
Operating expenses	1,703,863	1,237,953	750,606	87,589	30,551
Net loss	(606,093)	657,460	(681,194)	(87,589)	(30,944)
Net (loss) income per share attributable to common stockholders:
Basic	$0.00	$0.00	$(0.00)	$(0.01)	$(0.00)

(1)

Under U.S. generally accepted accounting principles, we are required to present the impact of a hypothetical liquidation of our joint ventures on our consolidated statements of operations. For a more detailed discussion of this accounting treatment, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Results of Operations—Net Income (Loss) Attributable to Stockholders.”

	As of July 31,
	2016	2015	2014	2013	2012

Consolidated balance sheet data:
Cash and cash equivalents	$1,226,220	$502,029	$556,788	$1,640,007	$97
Accounts receivable	2,848,904	4,720,093	-	-	-
Advances to suppliers	4,594,299	5,173,680	7,490,564	-	-
Inventory	2,080,853	1,463,856	1,142,726	-	-
Total current assets	$12,078,613	$13,553,476	$11,111,425	$1,640,007	$36,560

Property, plant and equipment, net	$4,520,735	$7,679,323	$6,779,256	$-	$-
Deposit for property, plant and equipment	178,617	90,826	1,590,581	-	-
Total assets	$16,777,965	$21,323,625	$19,481,262	$1,640,007	$36,560
Total current liabilities	$8,275,631	$9,086,256	$7,884,626	$107,609	$53,028
Capital lease obligations - non-current	$-	$2,687,887	$2,718,106	$-	$-
Total stockholders' equity (deficit)	$8,502,334	$9,549,482	$8,878,530	$1,532,398	$(16,468)

RELATED PARTY TRANSACTIONS

On July 25, 2014, Luck Sky Shen Zhen obtained an exclusive, worldwide, royalty free license from Zhou Deng Rong and Zhou Jian (his son) and a second exclusive, worldwide royalty free license from LuckSky Group to an aggregate of 48 Chinese patents and related know how and trade secrets, including the technology underlying 13 patent applications (the “Technology”). The Technology represents all of the patents, patent applications and related know how and trade secrets owned by the licensors with respect to PV installations and the air energy storage power generation technology as applied to commercial and residential buildings, but not wind towers. On July 25, 2014, Luck Sky Shen Zhen granted Sanhe an exclusive sublicense with respect to the use of the Technology for commercial and residential buildings, but not for other uses, including wind towers, vehicles and trains, which sublicense also provides for a royalty payment to Luck Sky Shen Zhen equal of five percent of Sanhe’s revenues.

On July 25, 2014, prior to the Acquisition, Sanhe and LuckSky Shen Zhen and Sanhe’s shareholders entered into a series of VIE Agreements, pursuant to which Sanhe became LuckSky Shen Zhen’s contractually controlled affiliate. The VIE Agreements include the Framework Agreement on Business Cooperation, the Exclusive Management, Consulting and Training and Technical Services Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Know-How Sub-License Agreement and the Power-of-Attorney. The purpose and effect of the VIE Agreements is to provide LuckSky Shen Zhen (the Company’s indirect wholly-owned subsidiary) with all of the management and control of Sanhe and all of its net income. While LuckSky Shen Zhen does not actually own at present any of the equity and shares in Sanhe, the purpose and effect of the VIE Agreements is to instill in LuckSky Shen Zhen total management and voting control of Sanhe for all material purposes. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

Due from related parties

On April 25, 2015, Sanhe entered into a loan agreement with Xiangtian Kelitai, Yanjiao Branch, a division of LuckSky Group, which is owned by Zhou Deng Rong, former CEO and Sanhe’s former general manager and former majority shareholder of the Company, with a total amount of $507,917 (RMB3,150,000). The loan is unsecured and matured on December 31, 2015. Since the maturity date,Sanhe has been entitled to receive interest at 5% per annum after the maturity date. The loan was repaid during the fiscal year ended July 31, 2016 Sanhe has been working on a construction project for Xiangtian Kelitai where Sanhe was promised to be reimbursed for the cost of the project. The accumulated cost on the construction project was $579,671 as of July 31, 2015. As of July 31, 2016, the project was completed and $811,197 of revenue and $730,141 of cost of sales were recognized.

Due to related parties

Prior to the incorporation of Sanhe, Kelitai Air Powered Machinery Co., Ltd. (“Kelitai”), a subsidiary of LuckSky Group, an entity owned by Zhou Deng Rong, former general manager and former majority shareholder of the Company, executed various purchase agreements (the “Agreements”) with Beijing Hengruier Machinery Company Limited (“Hengruier”) and made certain prepayments on behalf of the Company. On July 15, 2013, Kelitai, Hengruier and the Company executed a tripartite agreement to transfer the rights and obligations of the Agreements to the Company. The outstanding amounts due to related parties were $0, $0 and $1,242,198 (RMB 7,722,000) as of July 31, 2016, 2015 and 2014, respectively.. These amounts were unsecured, non-interest bearing, and due on demand.

In May 2014, Sanhe entered into an agreement with Kelitai, to purchase some of Keizai’s fixed assets for the use in its own production. The total amount for the fixed assets and inventory was $1,261,872 (RMB 7,844,300) and Sanhe paid $47,265 (RMB 162,900) for equipment and $21,000 (RMB 130,919) for inventory. The outstanding amount due to related party – Kelitai – were $0, $0 and $1,235,667 (RMB 7,681,400) as of July 31, 2016, 2015 and 2014.. The amount was unsecured, non-interest bearing, and due on demand.

Sanhe leases its principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province. LuckSky Group is owned by Zhou Deng Rong, our former CEO and Zhou Jian, our General Manager and Chairman of the Board. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of $105,053 (RMB 697,248) per year and the dormitory is leased for a rent of $19,527 (RMB 129,600) per year. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice. LuckSky Group is in the process of obtaining the land use approval and ownership certificate of the leased building. As of July 31, 2016, 2015 and 2014, the lease payables to LuckSky Group were $280,304, $166,443 and $33,253, respectively. As of October 31, 2016, the lease payables to LuckSky Group were $305,178.

Until August 1, 2015, Sanhe leased a second factory and office in Sanhe City from Sanhe Dong Yi Glass Machine Company Limited, which is owned by Zhou Deng Rong. A portion of this facility was used by Sanhe to demonstrate its products but the facility was primarily intended as a backup to the first facility in Sanhe City and/or for expansion. The factory and office are 4,748.96 square meters. The rent paid by Sanhe for the factory and the office was RMB1, 306,500 per year. As of October 31, 2016 and July 31, 2016, the lease payables to Sanhe Dong Yi Glass Machine Company Limited were $241,836 and $246,060, respectively. On August 1, 2015, the two parties terminated the finance lease. As the Company no longer needs the factory and office, the assets were returned to the lessor effective August 1, 2015.

Due to Shareholders

Since inception to April 2014, the Company’s shareholder has paid several employees’ salaries on behalf of the Company. On June 30, 2016 the shareholder announced to abandon his claim. As of July 31, 2016, 2015 and 2014, the amount due to shareholders was $0, $18,934 and $18,934, respectively.

Due to Directors

From time to time, the Company receives advances from its directors. As of October 31, 2016 and July 31, 2016, the Company received $415,084 and $414,876, respectively. The Company used the funds for its operations. These advances are due on demand, unsecured and non-interest bearing.

SELLING SECURITY HOLDERS

The selling security holders listed herein include the shareholders who invested in LuckSky HK and received shares of common stock of the Company upon the merger of LuckSky HK in September 2013.

None of the selling stockholders is a broker dealer or an affiliate of a broker dealer.

The shares offered by this prospectus may be offered from time to time by the selling security holders listed in the following table. Each selling security holder will determine the number of shares to be sold and the timing of the sales. Our registration of the shares does not necessarily mean that the selling security holders will sell all or any of the shares. Because the selling security holders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling security holders after such offering can be provided, and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will ultimately be sold.

					Percentage
	Number of		Percentage		(%) of
	Shares	Beneficial	(%) of	Beneficial	Common
	Owned	Ownership	Common Stock	Ownership	Stock Owned
	Prior to	Before the	Owned Before	After the	After
Name	Offering (1)	Offering (1)	Offering (2)	Offering	Offering
Lifang Zhao	52,691,675	52,691,675	8.915	-
Zhihui Xu	13,605,000	13,605,000	2.301	-
Shuliang Li	12,775,500	12,775,500	2.161	-
Yuqin Geng	12,564,500	12,564,500	2.125	-
Wei Zhang	10,612,000	10,612,000	1.795	-
Jingwah Assets Management Co., Ltd.	8,217,190	8,217,190	1.39	-
Jincui Zhang	5,599,500	5,599,500	0.947	-
Xuedong Wei	4,949,500	4,949,500	0.837	-
Zhengyu Jin	4,543,500	4,543,500	0.768	-
Jiying Assets Management Co., Ltd.	3,903,500	3,903,500	0.66	-
Caibiao Pan	3,192,000	3,192,000	0.54	-
Minghua Li	2,806,000	2,806,000	0.474	-
Haijun Li	2,668,750	2,668,750	0.454	-
Jinde Assets Management Co., Ltd.	2,541,500	2,541,500	0.43	-
Guoyue Zhou	2,045,000	2,045,000	0.345	-
Caiying Liu	1,496,000	1,496,000	0.253	-
Changan Ding	1,201,500	1,201,500	0.203	-
Qian Li	1,116,000	1,116,000	0.188	-
Minjie Qin	750,000	750,000	0.126	-
Hushan Li	502,250	502,250	0.084	-
Hanming Chen	236,000	236,000	0.039	-
Limin Zhai	98,000	98,000	0.016	-
Luck Sky International Investment Holdings Limited	7,200,000	7,200,000	1.218	-
Changze Jiang	26,000	26,000	0.004	-
Yuanzheng Hong	18,000	18,000	0.003	-

(1) For purposes of these columns only, we have included all shares of common stock owned or beneficially owned by that selling security holder. No selling security holder owns any shares of common stock issuable upon exercise of any warrants, options or other rights owned or beneficially owned by such selling security holder. Each selling security holder’s ownership in this column is based on 591,042,000 shares of our common stock outstanding as of December 20, 2016.

(2) The percentages set forth in this column are based on 591,042,000 shares of our common stock outstanding as of December 20, 2016. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

(3) Assumes that all securities registered will be sold.

(4) Zhou Deng Rong is the beneficial owner of the 7,200,000 shares of common stock through his ownership of Luck Sky International Investment Holdings Limited. Mr. Zhou served as our Chief Executive Officer through July 31, 2014

Relationships between the Company and Selling Security Holders and Affiliates

The Company hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement or otherwise incorporated by reference to the Company’s prior filings with the Securities and Exchange Commission.

DIRECTORS AND EXECUTIVE OFFICERS

The following are our officers and directors as of the date hereof. Some of our officers and directors are residents of the PRC and, therefore, it may be difficult for investors to effect service of process within the U.S. upon them or to enforce judgments against them obtained from the U.S. courts.

Directors and Executive Officers of Xiangtian:

Name	Age	Position
Zhou Deng Hua	51	Chief Executive Officer, Acting Chief Financial Officer
Zhou Jian	39	Chairman of the Board General Manager and Director of the Company, Executive Director of Sanhe
Zhiqi Zhang	52	General Counsel
Xiping Zheng	53	Manager of Sanhe Manufacturing Department
Tianyu Ma	46	Engineer at Sanhe Technology Department
Xiaoqin Zhou	48	Manager of Sanhe Sales Department
Chunyin Shi	44	Manager of Sanhe Accounting Department
Xudong Wang	34	Manager of Sanhe Procurement Department
Xiangdong Liu	47	Project Manager

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director, executive officer and key employee of our company, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Zhou Deng Hua has served as our Chief Executive Officer and our Acting Chief Financial Officer since April 30, 2016 and he is a member of our Board of Directors since June 2, 2012. Before that, he served as Vice General Manager of the company. Mr. Zhou has been a General Manager of Hong Kong Xiangtian International Investment Group Co., Ltd. since October 2005 and Chairman of the Board of Directors of Liaoning Xiangtian Vehicle Air Hybrid Co., Ltd., a company doing research on air power research, since April 2009. Mr. Zhou is qualified to be a member of our Board of Directors due to his extensive experience in the field of air power generation.

Zhou Jian has served as our Chairman of the Board since July 29, 2014, our General Manager since May 15, 2012 and a member of our Board of Directors since June 2, 2012 and the Executive Director of Sanhe since April 12, 2014. Since January 2005, Mr. Zhou has been the Chief Financial Officer of Hong Kong Xiangtian International Investment Group Co., Ltd. In addition, he has been the Chairman of the Board of Directors of Xiangtian Kelitai Air Power Machinery since December 2011 and the Chairman of the Board of Directors of Beijing Xiangtian Hua-Chuang Air Power Science and Technology Institute Co., Ltd., each of which is involved in air power research and development. Mr. Zhou received a Bachelor’s degree in Accounting from Southwest Finance University (China). Mr. Zhou has extensive experience in finance and accounting, which we believe makes him well qualified to sit on our Board of Directors.

Zhiqi Zhang has served as our General Counsel since April 30, 2016. Before that, he served as the Chief Executive Officer since July 29, 2014 and our Acting Chief Financial Officer since April 7, 2015. Mr. Zhang has approximately 22 years’ experience in the legal industry. Mr. Zhang worked as an attorney at Heibei Jianan Law Firm from 2008 through July 31, 2014, when he ceased all operational activities at the firm, but has kept his attorney position at the firm while he works full time for the Company. Heibei Jianan Law Firm has served as the Company’s outside general counsel since May 2013 and the outside general counsel for Sanhe City Lucksky Electrical Engineering Co., Ltd. since January 2014. Between 2000 and 2008, Mr. Zhang was an attorney at Hebei Landao Law Firm. From 1992 to 2000, Mr. Zhang was an attorney at Heibei Chengde Second Law Firm.

Xiangdong Liu has served as the project manager since June 5, 2014. Mr. Liu worked as the Vice Manager of Liaoning Xiangtian Pneumatic hybrid car Co., Ltd, where he was responsible for the management of the company and implementing various company regulations and documentary requirements. Between 2011 and 2013, Mr. Liu was employed at Xiangtian Kelitai Air Power Mechanical Co., Ltd. (now renamed to Luck Sky Holdings (Group) Co., Ltd.). From 2013 to April 12, 2014, Mr. Liu worked at served as the project manager with Xiangtian Kelitai Air Power Mechanical Co., Ltd.

Xiping Zheng has served as the manager of the manufacturing department of Sanhe since June 5, 2014. Mr. Zheng has over 20 years’ working experience in vehicle and large equipment repair and maintenance. Between 1980 and 2010, Mr. Zheng worked at Hubei Xianning Hengguoqiao Loading and Unloading Transportation Company where he was responsible for the repair and maintenance of all kinds of vehicles, and also provides technical guidance and supervision. Mr. Zheng jointed Luck Sky Holdings (Group) Co., in 2011 and he was responsible the assembly of the engine workshop. In 2012, Mr. Zheng was promoted to the manager of the workshop.

Tianyu Ma has served as an Engineer at Sanhe’s technology department since June 5, 2014. From 2010 through June 5, Mr. Ma worked at LuckSky as the vice director of the technology department. Mr. Ma has over 10 years’ experience in machine designing and manufacturing, with a particular focus on aerodynamic research and development. Mr. Ma is a mechatronics assistant engineer and senior electrician.

Xiaoqing Zhou has served as the manager of Sanhe’s sales department since joining Sanhe on June 5, 2014. Mr. Zhou has over 25-year experience in sales and marketing. In 1990, Mr. Zhou started working for Fuyang City Chamber of Commerce Office and also served as the sales manager of a materials company that is a subsidiary of Fuyang City Chamber of Commerce Office. 2009-2013 worked as business manager in Fuyang City Zhongying Equity Investment Management Co., Ltd)

Chunying Shi has served as the manager of Sanhe’s accounting department since joining Sanhe on June 5, 2014. Between January 2009 and May 2013, she served as the general manager of the accounting department of Sanhe Dong Yi Glass Machine Limited Liability Company, where she managed the company’s overall financial activities. Ms. Shi has over 15 years’ experience in accounting area with a particular focus on industrial accounting area and 10 years’ experience in managing accounting department. Ms. Shi graduated from Inner Mongolia Finance and Economics College. She is a certified accountant and assets appraiser.

Xudong Wang has served as the manager of the procurement department of Sanhe since June 5, 2014. Mr. Wang has served as the marketing manager with Beijing Kanghengde Technology Co., Ltd. from 2013 until he joined Sanhe. Between 2011 and 2013, Mr. Wang served as the manager of the marketing department of Beijing Kang Heng De Technology Co., Ltd., where he was responsible for the business negotiation of the procurement projects and he was also responsible for the establishment for the company’s local store in Beijing. Between 2008 and 2011, Mr. Wang served as the manager of the North China area at Beijing Zhi Ming De Biological Co., Ltd., where he was responsible for market developing and managing, establishing sales channel, drafting relevant company policies related to the sale channels, strategizing the marketing plan and also recruiting, training and managing distributors. Mr. Wang graduated from Hebei Baoding Teachers College and obtained a bachelor degree in mathematics education.

No agreements or arrangements were entered into by us in connection with the appointment of the foregoing persons as our officers and directors. None of such persons has previously entered into any transaction with us.

Family relationships

Zhou Deng Hua is Zhou Jian’s uncle.

Involvement in certain legal proceedings

None of our directors, executive officers, or control persons has been involved in any of the following events during the past five years:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

Being found by a court of competent jurisdiction (in a civil violation), the SEC or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board comments

We are currently quoted on the OTCQB under the symbol “GOAS.” The OTCQB does not have any requirements for establishing any committees. For this reason, we have not established any committees. All functions of an audit committee, nominating committee and compensation committee are and have been performed by our Board of Directors.

Our Board of Directors believes that, considering our size, decisions relating to director nominations can be made on a case-by-case basis by all members of the Board of Directors without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right to do so in the future.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board of Directors believes that it can adequately evaluate any such nominees on a case-by-case basis; however, the Board of Directors will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board of Directors does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.

Compliance with section 16(A) of the Securities Exchange Act of 1934

Section 16(a) of the Securities and Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial statements of beneficial ownership on Form 3, reports of changes in ownership on Form 4 and annual reports concerning their ownership on Form 5. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Code of ethics

We adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002. Our Standards of Business Conduct and Finance Code of Professional Conduct apply to our officers, directors and all employees. Our Standard of Business Conduct provides guidelines to employees to report any suspected or known violations of the Finance Code of Professional Conduct, the Standards of Business Conduct, or other Company policies. Under the Code of Ethics and Standards of Business Conduct, all employees will:

•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in their personal and professional relationships.

•

Provide shareholders with information that is accurate, complete, objective, fair, relevant, timely, and understandable, including information in our filings with and other submissions to the U.S. Securities and Exchange Commission and other public bodies.

•	Comply with rules and regulations of federal, state, provincial and local governments, and of other appropriate private and public regulatory agencies.

•	Action in good faith, responsibly, with due care, competence, and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•	Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose.

•	Not use confidential information acquired in the course of one’s work for personal advantage.

•	Share knowledge and maintain professional skills importance and relevancy to shareholders’ needs.

•	Proactively promote and be an example of ethical behavior as a responsible individual among peers, in the working environment and the community.

•	Exercise responsible use, control, and stewardship over all Company assets and resources that are employed by or entrusted to us.

•

Not coerce, manipulate, mislead, or unduly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of Company’s system of internal controls, financial statements, or accounting books and records.

This Finance Code of Professional Conduct embodies principles which we are expected to adhere to and advocate. These principles of ethical business conduct encompass rules regarding both individual and peer responsibilities, as well as responsibilities to the Company’s shareholders and the public. The CEO, CFO, and all employees are expected to abide by this Code. Any violations of the Finance Code of Professional Conduct may result in disciplinary action, up to and including termination of employment.

COMPENSATION DISCUSSION AND ANALYSIS

Background and Compensation Philosophy

Our Compensation Committee consists of Zhou Jian. The Compensation Committee does not have any independent directors as our Board of Directors has no independent directors. Mr. Zhou is our largest shareholder.

The Compensation Committee determines the compensation to be paid to our executive officers and the compensation payable to the key employees of Sanhe, our operating subsidiary based on our financial and operating performance and prospects. Each of the named officers will be measured by a series of performance criteria by the Board of Directors, or the compensation committee, on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our Board of Directors and Compensation Committee have not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The Compensation Committee makes an independent evaluation of appropriate compensation to key employees, with input from management. The Compensation Committee has oversight of executive compensation plans, policies and programs.

Elements of Compensation

The Board of Directors' goal in determining compensation levels is to adequately reward the efforts and achievements of executive officers for the management of the Company. The Company has no pension plan, stock option plan, non-equity incentive plan or deferred compensation arrangement. The Company has not used a compensation consultant in any capacity

Our compensation program for our executive officers and all other employees is designed such that it will not incentivize unnecessary risk-taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. The Compensation Committee also has authority to grant bonuses in the form of cash or equity.

Employment Agreements

None of the executive officers has an employment agreement with the Company. In the absence of such employment agreements, the PRC Labor Laws provide for employment related terms such as the term of employment, the provision of labor-related insurance, termination for cause, termination on 30 days' notice and termination without notice and the labor-related benefits.

Elements of Compensation

Base Salary

We provide certain of our executive officers with a base salary. To date, we have relied upon Zhou Deng Hua, our Chief Executive Officer, also being a principal shareholder to align his interest in managing the Company with the interest of shareholders.

The Board of Directors awarded Mr. Zhang, our General Counsel., compensation at the rate of 20,000 RMB per month commencing May 1, 2015.

Sanhe, our operating affiliate, does maintain employment contracts with certain key employees. On June 5, 2014, Sanhe, entered into one-year employment agreements with certain significant employees 1) Sha Yu, the manager of the administration department, 2) Xiping Zheng, the manager of the manufacturing, 3) Tianyu Ma, an engineer at the technology department, 4) Xiaoqin Zhou, the manager of the sales department, 5) Chunyin Shi, the manager of the accounting department 6) Xudong Wang, the manager of the procurement department, and 7) Xiangdong Liu, the project manager. None of such key employees earn base salaries of more than RMB 72,000 per year.

Under these agreements, either party may terminate the employment agreement in accordance with the China Employment Law. Upon termination, the executive officer is generally entitled to severance pay if allowed by the China Employment Law. Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, Sanhe does not provide other benefits to the officers and employees at this time.

Each major employee has also entered into a confidentiality and non-compete agreement with Sanhe, pursuant to which each effective officer has agreed to hold, both during and subsequent to the terms of his or her agreement, in confidence and not to use, except in pursuance of his or her duties in connection with employment, any of Sanhe’s confidential information, technological secrets, commercial secrets and know-how, to disclose to Sanhe all inventions, designs and techniques resulting from work performed by them, to assign Sanhe all right, title and interest in such inventions, designs and techniques, not to perform services within two years after the termination of the employment for any person or entity that engages in any business activity in or similar to which Sanhe is then engaged or proposes to engage, and not to solicit or encourage any employees of Sanhe to terminate employment with Sanhe in order to engages in any business activity in or similar which Sanhe is then engaged or proposes to engage.

Equity Incentives

In the future, we may adopt and establish more equity incentive plans pursuant to which awards may be granted if our Committee determines that it is in the best interests of our stockholders and the Company to do so.

Long Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Option Grants in the Last Fiscal Year

We did not grant any options or stock appreciation rights to our named executive officers or directors in the fiscal year ended July 31, 2016.

Retirement Benefits

Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites

We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation

We do not provide our executives the opportunity to defer receipt of annual compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2016.

The Compensation Committee

Zhou Jian

Summary Compensation Table

The following table sets forth the compensation paid by us for the fiscal year ended July 31, 2014, July 31, 2015 and July 31, 2016.for our principal executive officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)
Zhou Deng Hua CEO, Acting CFO and Director(1)	2016 2015 2014	- - -	- - -	- - -		- - -	- - -

Zhou Jian General Manager and Director	2016 2015 2014	- -	- -	- -		- -	- -

Zhiqi Zhang General Counsel(2)	2016 2015 2014	$9,663 -	-	-	-	-

Zhou Deng Rong Former CEO, CFO, Director

Roy Thomas Phillips Former Chief Operating Officer and Acting Chief Financial Officer(3)	2015 2014	- -	- -	- -	- -	- -	- -

(1)	Prior to April 30, 2016, Zhou Deng Hua was Vice General Manager.

(2)	Prior to April 30, 2016, Zhiqi Zhang was CEO and Acting CFO.

(3)

Mr. Phillips received no compensation for his duties as Acting Chief Financial Officer or Chief Operating Officer during the fiscal year ended July 31 2014. He was appointed Acting Chief Financial Officer on July 29, 2014 and resigned from all positions on March 29, 2015. Fiduciary Consultants, an entity in which Mr. Thomas is a principal, received $546,859 through June 22, 2014 from Bezalel International LLC (USA), a consulting firm that is not affiliated with the Company, for advisory services to LuckySky Group, an affiliate of the Company.

Director Compensation

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Our directors and executive officers or any associate or affiliate of our company during the last two fiscal years, is not or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding beneficial ownership of our common stock as of December 20, 2016 (i) by each person who is known to us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated each stockholder has sole voting power and dispositive power with respect to the indicated shares.

Name & Address of	Office, If Applicable	Amount and	Percent of Class
Beneficial Owner(1)		Nature of
		Beneficial Ownership
Executive Officers and Directors
Zhou Jian (2)	General Manager, Director	264,850,740	44.8%
Zhou Deng Hua	Chief Executive Officer, Acting Chief Financial Officer	101,831.136	17.2%
Zhiqi Zhang	General Counsel	0	0%
Global Select Advisors Ltd.		(60,000,000) (3)	10.2%
Lifang Zhao
Dong Chang Fu Qu Zheng, Jia Zhen Zhao JiaCun 236, Liao Cheng, SH- 252000, China		52,691,675	8.9%
Executive officers and directors as a group		366,681,876	62.9%

(1)

Unless otherwise indicated, the address for each director and officer is c/o Lucky Sky International Investment Holdings Limited, Unit 602, Causeway Bay Common Bldg 1, Sugar Street, Causeway Bay, Hong Kong.

(2)	Mr. Zhou disclaims beneficial ownership of 15,191,260 shares owned by Zhou Deng Rong, his father.

(3)

On September 23, 2013, the Company issued 60,000,000 shares of restricted common stock at $0.001 per share to Mr. Roy Thomas Phillips, who was a consultant to the Company and then served as the acting CFO of the Company beginning July 29, 2014. The shares were subsequently transferred to Global Select Advisors Ltd., a company controlled by Mr. Phillips. The shares were issued in contemplation of a secondary offering. The Company’s position is that these shares should be cancelled since no secondary offering was consummated. Mr. Phillips advised the Company that he would return 55,000,000 shares for cancellation and that he is evaluating the 5,000,000 shares to make an accommodation with respect to such shares, but has made no specific request. The Company intends to take all steps necessary to have the 60,000,000 shares cancelled.

Change of control

There are currently no arrangements which would result in a change in control of us.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock offered by this prospectus on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. A selling security holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling security holder may from time to time pledge or grant a security interest in some or all of the shares or common stock owned by him and, if the selling security holder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because the selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling security holders and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling security holders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

The total number of common shares authorized that may be issued by the Company is 1,000,000,000 shares with a par value of $0.001 per share. The number of shares of common stock outstanding as of December 7, 2015 was 591,042,000.

Common Stock

The total number of common shares authorized that may be issued by the Company is 1,000,000,000 shares with a par value of $0.001 per share.

On September 30, 2013, the Company issued 250,000,000 shares of common stock to the shareholders of LuckSky HK, in exchange of 250,000,000 shares of LuckSky HK shares.

On July 25, 2014, we entered into the Stock Purchase Agreement in connection with the acquisition of Sanhe with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe. We issued to Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 45.7% of our issued and outstanding shares of common stock.

Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors. No preferred shares have been issued.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject and to the best of our knowledge, no such actions against us are contemplated or threatened.

UNDERWRITING

None.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by McLaughlin & Stern, LLP.

EXPERTS

The consolidated financial statements of Xiangtian (USA) Air Power Co., Ltd. as of and for the year ended July 31, 2014 have been audited by Jimmy P. Lee, CPA P.C., independent registered public accountants, as indicated in their reports with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Xiangtian (USA) Air Power Co., Ltd. as of and for the year ended July 31, 2015 and 2016 have been audited by Yichien Yeh, CPA, independent registered public accountants, as indicated in their reports with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The Company’s financial statements for the fiscal year ending July 31, 2016, the fiscal year ending July 31, 2015, the fiscal year ending July 31, 2014, and the quarterly period ended October 31, 2016, are annexed hereto.

Xiangtian (USA) Air Power Co., Ltd.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JULY 31, 2016, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries

We have audited the accompanying consolidated balance sheets of Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries as of July 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended July 31, 2016. Xiangtian (USA) Air Power Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xiangtian (USA) Air Power Co., Ltd and Subsidiaries as of July 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Accounting Oversight Board (United States) Xiangtian (USA) Air Power Co., Ltd and Subsidiaries’ internal control over financial reporting as of July 31, 2016, based on criteria establish in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated October 24, 2016, expressed a disclaimer of opinion.

Oakland Gardens, NY
October 24, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries

We were engaged to audit Xiangtian (USA) Air Power Co., Ltd and Subsidiaries’ internal control over financial reporting as of July 31, 2016, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Xiangtian (USA) Air Power Co., Ltd.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting.

The management of Xiangtian (USA) Air Power Co., Ltd. is unable to provide a complete set of documentation of the company’s internal control designs and implementation. This scope limitation prevented us from performing sufficient audit procedures to form an opinion on management's assessment of internal control over financial reporting and an opinion on the effectiveness of the company's internal control over financial reporting.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Since the management of the Company was not able to provide a complete set of documentation of the company’s internal control policies and procedures designed for implementation and we were unable to apply other procedures to obtain sufficient evidence about the effectiveness of the company’s internal control over financial reporting, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on Xiangtian (USA) Air Power Co., Ltd and Subsidiaries’ internal control over financial reporting.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows of Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries, and our report dated October 24, 2016, expressed an unqualified opinion.

Oakland Gardens, NY
October 24, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries

We have audited the accompanying consolidated balance sheets of Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries as of July 31, 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the year in the year period ended July 31, 2014. Xiangtian (USA) Air Power Co., Ltd and its Subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xiangtian (USA) Air Power Co., Ltd and Subsidiaries as of July 31, 2014, and the results of its operations and its cash flows for each of the year in the year period ended July 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Jimmy P. Lee, CPA PC
Astoria, NY
November 13, 2014 except for the effects of the restatement described in Note 4, as to which the date is September 4, 2015

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Balance Sheets
(Stated in US Dollars)

	July 31,	July 31,	July 31,
	2016	2015	2014
			(Restated)
ASSETS
Current assets
Cash and cash equivalence	$1,226,220	$502,029	$556,788
Accounts receivable	2,848,904	4,720,093	-
Other receivables	491,290	360,071	23,791
Advances to suppliers	4,594,299	5,173,680	7,490,564
Due from related parties	-	611,879	638,926
Inventory	2,080,853	1,463,856	1,142,726
Deferred tax asset	-	-	111,844
Costs in excess of billings	710,652	-	-
Other current asset	126,395	721,868	1,146,786
Total current assets	$12,078,613	$13,553,476	$11,111,425

Non-current assets
Property, plant and equipment, net	$4,520,735	$7,679,323	$6,779,256
Deposit for property, plant and equipment	178,617	90,826	1,590,581
Total non-current assets	4,699,352	7,770,149	8,369,837

Total assets	$16,777,965	$21,323,625	$19,481,262

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$4,851,630	$3,074,079	$327,759
Due to shareholders	-	18,954	18,934
Capital lease obligations - current	-	33,152	31,022
Due to director	414,876	417,770	430,928
Due to related parties	1,716,734	1,056,568	3,080,147
Advance from customers	620,814	451,962	120,649
Deferred tax liabilities	107,609	83,101	-
Other payables	234,791	459,337	28,102
Income tax payable	329,177	1,557	-
Billings in excess of costs	-	3,489,776	3,847,085
Total current liabilities	8,275,631	9,086,256	7,884,626

Non-current liabilities
Capital lease obligations - non-current	-	2,687,887	2,718,106
Total non-current liabilities	-	2,687,887	2,718,106

Total liabilities	$8,275,631	$11,774,143	$10,602,732

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued and outstanding	-	-	-
Common stock: $0.001 par value, 1,000,000,000 shares authorized, 591,042,000 shares issued and outstanding	591,042	591,042	598,042
Additional paid-in capital	9,713,675	9,457,675	9,451,675
Subscription receivable	(310,000)	(310,000)	(317,000)
Deficit accumulated	(812,935)	(204,751)	(862,211)
Accumulated other comprehensive gain (loss)	(679,448)	15,516	8,024
Total stockholders’ equity	8,502,334	9,549,482	8,878,530
Total liabilities and stockholders’ equity	$16,777,965	$21,323,625	$19,481,262

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Statement of Operations and Comprehensive Income (Loss)
(Stated in US Dollars)

	For the	For the	For the
	Year Ended	Year Ended	Year Ended
	July 31,	July 31,	July 31,
	2016	2015	2014
			(Restated)
Revenue	10,839,955	20,772,028	-

Cost of sales	$9,642,803	$17,781,011	$-

Gross profit	$1,197,152	$2,991,017	$-

Operating expenses:
Selling expenses	24,184	21,912	5,479
General and administrative expenses	1,699,679	1,216,041	745,127
Total operating expenses	1,723,863	1,237,953	750,606

Income (loss) from operations	(526,711)	1,753,064	(750,606)
Other (expense) income	144,933	-
Interest expense	276	(178,661)	(44,909)
Other expense	-	(90)	-
Exchange gain	-	(13)	389
Total other income(expense), net	145,209	(178,764)	(44,520)
Net income (loss) before taxes	$(381,502)	$1,574,300	$(795,126)

Income tax expense	(226,682)	(916,840)	113,932

Net income (loss) after taxes	$(608,184)	$657,460	$(681,194)

Foreign currency translation adjustment	(694,964)	7,492	7,552

Comprehensive income (loss)	(1,303,148)	664,952	(673,642)

Net earnings (loss) per common share – basic and diluted	$(0.00)	$0.00	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	591,042,000	597,907,753	284,206,285

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Statement of Stockholders’ Equity (Deficit)
For the Period from September 2, 2008 (Inception) through July 31, 2016
(Stated in US Dollars)

	Common Stock		Additional				Other
		Par	Paid-in		Subscription	Deficit	Comprehensive
	Shares	Value	Capital		Receivable	Accumulated	Income (Loss)	Total

Balances, September 2, 2008 (inception)	-	$-	$-	$		$-	$-	$-
Common stock issued for cash	5,000,000	5,000	20,000		-	-	-	25,000
Net loss	-	-	-		-	(19,525)	-	(19,525)

Balances, July 31, 2009	5,000,000	5,000	20,000		-	(19,525)	-	5,475
Common stock issued for cash	3,000,000	3,000	27,000		-	-	-	30,000
Net loss	-	-	-		-	(24,141)	-	(24,141)

Balances, July 31, 2010	8,000,000	8,000	47,000		-	(43,666)	-	11,334
Net loss	-	-	-		-	(18,818)	-	(18,818)

Balances, July 31, 2011	8,000,000	8,000	47,000		-	(62,484)	-	(7,484)
Sale of Goa Excursion	-	-	20,460		-	-	-	20,460
Donated rent	-	-	1,500		-	-	-	1,500
Net loss	-	-	-		-	(30,944)	-	(30,944)
Donated rent

Balances, July 31, 2012	8,000,000	8,000	68,960		-	(93,428)	-	(16,468)
Donated rent	-	-	6,000		-	-	-	6,000
Contribution from shareholders	-	-	1,629,983		-	-	-	1,629,983
Other comprehensive income	-	-	-		-	-	472	472
Net loss	-	-	-		-	(87,589)	-	(87,589)

Balances, July 31, 2013	8,000,000	8,000	1,704,943		-	(181,017)	472	1,532,398
Common stock issued	317,000,000	317,000	-		(317,000)	-	-	-
Common stock issued for the acquisition of Sanhe	273,042,000	273,042	(273,042)		-	-	-	-
Contribution from shareholders	-	-	8,013,774		-	-	-	8,013,774
Donated rent	-	-	6,000		-	-	-	6,000
Other comprehensive income	-	-	-		-	-	7,552	7,552
Net loss	-	-	-		-	(681,194)	-	(681,194)

Balances, July 31, 2014 (Restated)	598,042,000	598,042	9,451,675		(317,000)	(862,211)	8,024	8,878,530
Donated rent	-	-	6,000		-	-	-	6,000

Cancellation of issued shares	(7,000,000)	(7,000)	-		7,000	-	-	-

Other comprehensive income	-	-	-		-	-	7,492	7,492
Net income	-	-	-		-	657,460	-	657,460

Balances, July 31, 2015	591,042,000	591,042	9,457,675		(310,000)	(204,751)	15,516	9,549,482
Donated rent	-	-	6,000		-	-	-	6,000

Contribution from shareholders	-	-	250,000		-	-	-	250,000
Other comprehensive income	-	-	-		-	-	(694,964)	(694,964)
Net income	-	-	-		-	(608,184)	-	(608,184)

Balances, July 31, 2016	591,042,000	591,042	9,713,675		(310,000)	(812,935)	(679,448)	8,502,334

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power C o., Ltd.
Consolidated Statements of Cash Flows
(Stated in US Dollars)

	For the	For the		For the
	Year Ended	Year Ended		Year Ended
	July 31,	July 31,		July 31,
	2016	2015		2014
Cash flows from operating activities:
Net income (loss)	$(608,184)	$657,460		$(681,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	266,773	414,623		74,053
Allowance for doubtful accounts	60,242	-		-
Gain on termination of capital lease	(128,379)	-		-
Rent contributed by shareholders as paid-in capital	6,000	6,000		6,000
Changes in operating assets and liabilities:
Accounts receivable	1,758,079	(4,736,375)		-
Other receivables	43,289	(337,078)		(24,235)
Prepayment	485,715	2,438,844		(7,630,372)
Due from related party	583,124	(581,671)		-
Inventory	503,892	6,315,793		(9,825,555)
Deferred tax asset	-	113,932		(113,932)
Other current asset	594,895	422,426		(1,146,785)
Accounts payable and accrued liabilities	1,881,936	2,900,812		69,894
Other payables and tax payables	115,154	607,729		105,623
Advance from customers	(5,213,700)	(6,056,247)		12,052,437
Advance from shareholders	-	-		(50,165)
Deferred tax liability	26,832	83,388		-
Net cash provided by (used in) operating activities	375,668	2,249,636		(7,164,231)

Cash flows from investing activities:
Purchase of property and equipment	(91,814)	(63,234)		(5,792,087)
Loan repaid from/(made to) related parties	30,865	(32,319)		-
Loan repaid from/(made to) third parties	(185,190)	-		-
Net cash used in financing activities	(246,139)	(95,553)		(5,792,087)

Cash flows from financing activities:
Advances from /(Repayment to) related parties	671,461	(2,022,822)		3,046,744
Advances from/(Repayment to) director	(2,817)	(13,007)		421,665
Advances from shareholders	-	-		19,287
Capital contribution from shareholders	250,000	-		8,013,774
Net cash provided by (used in) financing activities	918,644	(2,035,829)		11,501,470

Effect of exchange rate change on cash	(323,982)	(173,013)		371,629

Net change in cash and cash equivalents	724,191	(54,759)		(1,083,219)

Cash and cash equivalents - beginning of period	502,029	556,788		$1,640,007

Cash and cash equivalents - end of period	$1,226,220	$502,029		556,788
			$

Supplemental disclosure of cash flow information			$
Interest paid	$-	$-		-
Income tax paid	$140,171	$426,616		-

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF OPERATIONS

Xiangtian (USA) Air Power Co., Ltd. (the “Company”) was incorporated in the State of Delaware on September 2, 2008 as Goa Sweet Tours Ltd. The Company was originally formed to provide personalized concierge tour packages to tourists who visit the State of Goa, India. On April 17, 2012, the Company entered into Share Purchase Agreements, by and among, Luck Sky International Investment Holdings Limited (“Lucky Sky”), an entity owned and controlled by Zhou Deng Rong, and certain of our former stockholders who owned, in the aggregate, 7,200,000 shares of the Company’s common stock (90% of the at then outstanding shares). Luck Sky purchased all 7,200,000 shares for an aggregate of $235,000. The sale was completed on May 15, 2012.

On May 1, 2012, the Company sold its Indian subsidiary, Goa Excursion Private Limited (“Goa Excursion”), to IqbalBoga for a total value of $10. Both the purchaser and the seller fully release, discharge, waive, and hold harmless the subsidiary’s debts and liabilities, including related party’s debts.

On May 25, 2012, the Company formed a corporation under the laws of the State of Delaware called Xiangtian (USA) Air Power Co., Ltd. ("Merger Sub") and on the same day, acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became a wholly-owned subsidiary of the Company.

Effective as of May 29, 2012, Merger Sub was merged with and into the Company. As a result of the merger, the Company’s name was changed to “Xiangtian (USA) Air Power Co., Ltd.”. Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased. The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

On September 5, 2013, the Company entered into a business combination by means of merger of LuckSky (Hong Kong) Shares Limited (“HK Shares”), a Hong Kong corporation, for 250,000,000 shares of common stock of the Company. As a result of the acquisition, HK Shares was merged into the Company.

On May 30, 2014, the Company entered into a Stock Purchase Agreement and acquired 100% of the issued and outstanding shares of common stock of Luck Sky (Hong Kong) Aerodynamic Electricity Limited (“Luck Sky HK”), a Hong Kong corporation. Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (“Luck Sky Shen Zhen”), a corporation incorporated under the laws of the People Republic of China (“PRC”), is a wholly owned subsidiary of Luck Sky HK. As a result of the acquisition, Luck Sky HK became a wholly owned subsidiary of the Company and Luck Sky Shen Zhen became an indirect subsidiary of the Company through Luck Sky HK.

On July 25, 2014, Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (“Luck Sky Shen Zhen”), a corporation incorporated under the laws of the People Republic of China (“PRC”), an indirect wholly-owned subsidiary; Sanhe City Lucksky Electrical Engineering Co., Ltd. (“Sanhe”), a corporation incorporated under the laws of the PRC; and Mr. Zhou Jian and Mr. Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe; entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Sanhe became Luck Sky Shen Zhen’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide Luck Sky Shen Zhen (our indirect wholly-owned subsidiary) with all of the management, control and net profits of Sanhe.

Simultaneously, the Company entered into a common stock purchase agreement with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe in consideration for the execution of the VIE Agreements and the acquisition of Sanhe. Pursuant to the Stock Purchase Agreement, the Company issued Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 51.4% of the our issued and outstanding shares of common stock.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Principle of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, including the wholly-foreign owned enterprise ("WOFE"), and VIEs for which the Company is deemed the primary beneficiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company evaluates the need to consolidate its VIE in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.

The VIE agreement was not consummated until July 25, 2014, however, the purpose and design of the establishment of VIE, Sanhe, was to be consolidated under the Company through common control. ASC 810-10-25-38F states that a reporting entity’s involvement in the design of a VIE may indicate that the reporting entity had the opportunity and the incentive to establish arrangements that result in the reporting entity being the variable interest holder with the power to direct the activities that most significantly impact the VIE’s economic performance. As both the Company and the acquired VIE, Sanhe, are under the common control of Zhou Dengrong and Zhou Jian immediately before and after the acquisition, this transaction was accounted for as a merger under common control, using merger accounting as if the merger had been consummated at the beginning of the earliest period presented, and no gain or loss was recognized. All the assets and liabilities of the VIE, Sanhe, are recorded at carrying value. Hence, Sanhe was consolidated under the Company since its inception due to the purpose and design of its establishment.

Details of the typical VIE structure of the Company's significant VIEs, primarily domestic companies associated with the operations of Sanhe, are set forth below:

•

Framework Agreement on Business Cooperation, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen and Sanhe have agreed to enter into a series of VIE agreements and to cooperate in all prospective of Sanhe’s business operation and management.

•

Exclusive Management, Consulting and Training and Technical Service Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has agreed to provide Sanhe with complete business support and technical support and related management, training and consulting services. In consideration for such services, Luck Sky Shen Zhen is entitled to receive an amount equal to 100% of Sanhe’s net income.

•

Exclusive Option Agreement, entered among Luck Sky HK, Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have granted to Luck Sky Shen Zhen and Luck Sky HK the irrevocable right and option to acquire all of their equity interests in Sanhe.

•

Equity Pledge Agreement, entered among Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian, and Sanhe, pursuant to which Zhou Deng Rong and Zhou Jian, the owners of Sanhe, have pledged all of their rights, titles and interests in Sanhe to Luck Sky Shen Zhen to guarantee Sanhe’s performance of its obligations under all the other VIE Agreements.

•

Know-How Sub-License Agreement, entered between Luck Sky Shen Zhen and Sanhe, pursuant to which Luck Sky Shen Zhen has granted Sanhe an exclusive right to use and develop a series of aerodynamics related patents and technologies with respect to electrical generation for commercial and residential structures, not including automobile and wind towers. Luck Sky Shen Zhen possesses the rights licensed under this agreement through two license agreements dated July 25, 2014 with Zhou Deng Rong, Zhou Jian and Lucksky Group, the owners of the aforesaid patents and technologies. For the sublicense contemplated under this Agreement, Sanhe will pay Luck Sky Shen Zhen an annual royalty fee of five percent of revenue; and

•

Power of Attorney. Pursuant to a power of attorney, each of the Sanhe stockholders agreed to irrevocably entrust Luck Sky Shen Zhen with his stockholder voting rights and other stockholder rights for representing him to exercise such rights at the stockholders’ meeting of Sanhe in accordance with applicable laws and its Article of Association, including, but not limited to, the right to sell or transfer all or any of his equity interest in Sanhe, and appoint and vote for the directors and Chairman of Sanhe as the authorized representative of the Sanhe stockholders. The term of each proxy and voting agreement is as long as each of the Sanhe stockholders is a shareholder of Sanhe and is binding on any transferee.

Under the contractual arrangements with the VIEs, the Company has the power to direct activities of the VIEs and can have assets transferred out of the VIE under its control.

Therefore, the Company considers that there is no asset in any of the consolidated VIE that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves. As all consolidated VIEs are incorporated as limited liability companies under the PRC Company Law, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the consolidated VIE.

The Company’s total assets and liabilities presented in the consolidated financial statements represent substantially all of total assets and liabilities of the VIE because the other entities in the consolidation are non-operating holding entities with nominal assets and liabilities.

The following financial statement amounts and balances of the VIE, which is established on August 6, 2014, were included in the accompanying consolidated financial statements as of July 31, 2016, 2015 and 2014 and for the years ended July 31, 2016, 2015 and 2014, respectively:

			July 31,
	July 31, 2016	July 31, 2015	2014
Total assets	$16,566,891	$20,948,502	$26,927,076
Total liabilities	7,944,737	11,457,633	17,610,720

	For the year	For the year	year
	ended	ended	ended
	July 31,	July 31,	July 31,
	2016	2015	2014

Net income (loss)	$(263,796)	$165,029	$(455,727)

Financial Instrument

The carrying amount reported in the balance sheet for cash, accounts receivable, inventory, other receivables, accounts payable, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of July 31, 2016, 2015 and 2014.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Inventory

Inventory is stated at the lower of cost or market. Cost is principally determined using the weighted average basis. Construction costs incurred on contracts are included in inventories which consist of raw materials, accessory parts, and contracts work in progress.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets' estimated residual value:

Classification	Estimated useful life
Machinery equipment	5-10 years
Computer and office equipment	3 years
Vehicle	5 years
Property under capital lease	20 years

Impairment of Long-Lived Assets

The Company accounts for impairment of plant and equipment and amortizable intangible assets in accordance with the standard, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of,” codified with ASC 360, which requires the Group to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Revenue Recognition

Sales of power generation system in conjunction of system installation are recognized under accounting for construction-type contracts, based on the nature of the contract using the

Completed-Contract Method.

The reason for selecting completed-contract method is (a) The Company’s contract is duration is less than one year and financial position and results of operations would not vary materially from those resulting from use of the percentage-of completion method. (b) Reasonably dependable estimate cannot be made due to nature of contracts. Accordingly, revenue is recognized upon the completion of the construction, provided persuasive evidence of an arrangement exists, title and risk of loss has transferred, the fee is fixed and determinable, and collection is reasonably assured. We provide for any loss that we expect to incur on these contracts when that loss is probable.

Percentage-of Completion Method

For contracts with long duration and it is practical to make reasonable estimate, percentage-of completion method is used. Revenue is recognized based on the percentage of total income. The percentage is based on incurred costs to date bearing to estimate total cost after giving effect to estimates of cost to complete based on most recent information. We provide for any loss that we expect to incur on these contracts when that loss is probable.

For the year ended July 31, 2016, percentage-of completion method is used for one contract which was not completed as of July 31, 2016. The gross revenue recognized under percentage-of completion method and completed-contract method are $874,510 and $9,997,255, respectively for the year ended July 31, 2016. For the year ended July 31, 2015, completed-contract method was used for all contracts. The gross revenue recognized under percentage-of completion method and completed-contract method are $0 and $20,829,309, respectively for the year ended July 31, 2015. For the year 2014, there was no

Warranty and Returns

The Company generally provides limited warranties for work performed under its contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company's work on a project. At the time a sale is recognized, we record estimated future warranty costs. Such estimated costs for warranties are included in the individual project cost estimates for purposes of accounting for long-term contracts. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate.

No right of return exists on sales of equipment. Replacement part returns are estimable and accrued at the time a sale is recognized.

Value added taxes

The Company is subject to VAT at a rate of 17% on proceeds received from customers, and are entitled to a refund for VAT already paid or borne on the goods purchased by it that have generated the gross sales proceeds. The VAT balance is recorded in other payables on the balance sheets.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalties or interest relating to income taxes have been incurred during the period from July 8, 2013 (inception) to December 31, 2013. US GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Segment Information

The standard, “Disclosures about Segments of an Enterprise and Related Information,” codified with ASC 280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (research, development, production, marketing and sales) and in one geographical segment (China), as all of the Company’s current operations are carried out in China.

Comprehensive Loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

Foreign Currency Translation

The Company’s functional currency is Chinese Renminbi (“RMB”) as substantially all of the Company’s PRC subsidiaries’ operations use this denomination. The consolidated financial statements are presented in U.S. dollars. Foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenues and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

For the purpose of presenting these financial statements of subsidiaries in PRC, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 6.6371, 6.2097 and 6.2164 as of July 31, 2016, July 31, 2015 and July 31, 2014, respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period, which is 6.4798, 6.1884 and 6.1025 for the year ended July 31, 2016, July 31, 2015 and July 31, 2014, respectively. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

For the purpose of presenting these financial statements of the subsidiary in Hong Kong, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 7.7588, 7.7514 and 7.7497 as of July 31, 2016, July 31, 2015 and July 31, 2014, respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period, which is 7.7595, 7.7536 and 7.7545 for the year ended July 31, 2016, July 31, 2015 and July 31, 2014, respectively. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Earnings (Loss) per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities at July 31, 2016, 2015 or 2014.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In August 2014, the Financial Accounting Standards Board issued ASU No. 2014-15, Presentation of Financial Statements— Going Concern (Subtopic 205-40). This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments contained in this ASU apply to all companies and not-for-profit organizations. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

NOTE 3 – ACQUISITIONS

Acquisition of Luck Sky (Hong Kong) Shares Limited (“HK Shares”)

On September 15, 2013, the Company entered into an agreement to acquire HK Shares, a Hong Kong corporation, for 250,000,000 shares of common stock of the Company. Prior to the acquisition, HK Shares was majority owned (approximately 41%) by Mr. Zhou Deng Hua who is the brother of the former CEO of the Company and a director of the Company. On September 23, 2013, the Company issued 250,000,000 shares of common stock to the shareholders of HK Shares in exchange for 250,000,000 shares of HK Shares subscribed at $0.001 per share for a total amount of $250,000. At the completion of the acquisition, HK Shares was merged into the Company.

HK Shares was formed in September 24, 2013 and issued 250,000,000 shares at $0.001 to 24 shareholders for a total of $250,000. The shares subscribed were paid up on October 23, 2015. On the date of the merger acquisition HK Shares had no operations other than the subscription receivable; and accordingly, the transaction was accounted for as an acquisition from related party.

The Company valued the 250,000,000 shares of common stock issued at $250,000 as there was no market for the Company’s common stock and it has limited or no trading; and there is thought to be minimal value in the Company at the time, therefore the par value is thought to match the assumed market price of the Company’s common stock which is at $0.001 per share.

Acquisition of Luck Sky (Hong Kong) Aerodynamic Electricity Limited (“Luck Sky HK”)

In order to comply with the PRC laws, rules and regulations that restrict foreign ownership of PRC companies, the management of the Company has made the following arrangement to go public in the United States of America (the “Going Public Arrangement”).On May 30, 2014, the Company entered into the Stock Purchase.

Agreement with Zhou Jian, the sole shareholder of Luck Sky HK, a Hong Kong corporation, pursuant to which it purchased 100% of the issued and outstanding shares of common stock of Luck Sky HK. The Company paid Zhou Jian a purchase price in the amount of HKD $10,000.00 (approximately USD$1,289.98) in cash which is equal to amount of its registered capital. Zhou Jian, a director of the Company, is also the son of the former CEO of the Company, and a nephew of Mr. Zhou Deng Hua (a director and shareholder of the Company), as a result, the acquisition was accounted for as an acquisition from an entity under common control and the asset was recorded at Luck Sky HK’s historical cost.

Luck Sky HK and Luck Sky Shen Zhen, a wholly owned subsidiary of Luck Sky HK, had no operating business, no liabilities and nominal assets as of the date of the acquisition. As a result of the acquisition, Luck Sky HK became our wholly owned subsidiary and Luck Sky Shen Zhen became our indirect subsidiary through Luck Sky HK.

Acquisition of Sanhe City Lucksky Electrical Engineering Co., Ltd. (“Sanhe”)

As part of the Going Public Arrangement, on July 25, 2014, Luck Sky Shen Zhen, the Company’s indirectly wholly-owned subsidiary, Sanhe City Lucksky Electrical Engineering Co., Ltd. (“Sanhe”), a corporation incorporated under the laws of the PRC; Mr. Zhou Jian and Mr. Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe; entered into a series of agreements known as VIE Agreements pursuant to which Sanhe became Luck Sky Shen Zhen’s affiliate through contractual control. The purpose and effect of the VIE Agreements is to provide Luck Sky Shen Zhen with all of the management, control and net profits of Sanhe.

Simultaneously, the Company entered into a common stock purchase agreement with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe, in consideration for the execution of the VIE Agreements and the acquisition of Sanhe. Pursuant to such common stock purchase agreement, the Company issued Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing a total of 46.2% of the our issued and outstanding shares of common stock.

NOTE 4 – INVENTORIES

Inventories consist of the following:

	July 31,	July 31,	July 31,
	2016	2015	2014
Raw materials	$1,151,708	$365,248	$115,839
Accessory parts	929,145	848,887	635,708
Work in process	-	249,721	391,179
Total	$2,080,853	$1,463,856	$1,142,726

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	July 31,	July 31,	July 31,
	2016	2015	2014
Machinery equipment	$4,951,227	$5,275,080	$3,997,506
Computer and office equipment	53,933	56,558	59,316
Vehicle	69,339	74,111	38,558
Property under capital lease	-	2,759,547	2,756,573
Total property, plant and equipment	5,074,499	8,165,296	6,851,953
Less: accumulated depreciation	(553,764)	(485,973)	(72,697)
Total	$4,520,735	$7,679,323	$6,779,256

Total depreciation expenses for the years ended July 31, 2016, 2015 and 2014 were $266,773, $414,623 and $74,053, respectively. Depreciation relating to Contract work in progress for the years ended July 31, 2016, 2015 and 2014 were $201,666, $252,473 and $38,241, respectively, and depreciation relating to general and administrative expenses for the years ended July 31, 2016, 2015 and 2014 were $65,107, $162,150 and $35,812, respectively.

On August 1, 2015, the Company terminated the finance leasing with Sanhe Dong Yi Glass Machine Company Limited. The factory and office were returned to the lessor. The assets were no longer recorded as fixed assets, which lead to the decrease of Property, plant and equipment. The Company recognized $128,379 gain due to this termination.

NOTE 6 – BILLINGS IN EXCESS OF COSTS

Billings in excess of costs consist of the following:

			July 31,
	July 31, 2016	July 31, 2015	2014
Costs incurred on uncompleted contracts	$853,787	$2,033,840	$7,863,873

Billings to date	(143,135)	(5,523,616)	(11,710,958)

	$710,652	$(3,489,776)	$(3,847,085)

Included in the accompanying balance sheets as follows:
Costs in excess of billings on uncompleted contracts	$710,652	$-	$-
Billings on uncompleted contracts in excess of costs	-	(3,489,776)	(3,847,085)

	$710,652	$(3,489,776)	$(3,847,085)

NOTE 7 - RELATED PARTY TRANSACTIONS

Since inception, Sanhe rented an office from Sanhe Dong Yi Glass Machine Company Limited (“Sanhe Dong Yi”), a Company owned by Zhou Deng Rong, our former general manager and former majority shareholder of the Company. The rental period was from June 15, 2013 to June 14, 2014, and the full rent amount of $3,965 (RMB 12,000) was paid in advance. The Company also paid $1,487 (RMB 9,000) to Sanhe Dong Yi to purchase several articles of furniture and computer equipment for its operation purpose in September 2014.

On July 25, 2014, Luck Sky Shen Zhen obtained an exclusive, worldwide, royalty free license from Zhou Deng Rong and Zhou Jian (his son) and a second exclusive, worldwide royalty free license from LuckSky Group to an aggregate of 48 Chinese patents and related know how and trade secrets, including the technology underlying 13 patent applications (the “Technology”). The Technology represents all of the patents, patent applications and related know how and trade secrets owned by the licensors with respect to PV installations and the air energy storage power generation technology as applied to commercial and residential buildings, but not wind towers. On July 25, 2014, Luck Sky Shen Zhen granted Sanhe an exclusive sublicense with respect to the use of the Technology for commercial and residential buildings, but not for other uses, including wind towers, vehicles and trains, which sublicense also provides for a royalty payment to Luck Sky Shen Zhen equal of five percent of Sanhe’s revenues.

Sanhe leases its principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province. LuckSky Group is owned by Zhou Deng Rong, our former CEO and Zhou Jian, our General Manager and Chairman of the Board. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of $105,053 (RMB 697,248) per year and the dormitory is leased for a rent of $19,527 (RMB 129,600) per year. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice. LuckSky Group is in the process of obtaining the land use approval and ownership certificate of the leased building.

On April 28, 2012, Zhou Jian obtained the right of usage of 44.3 acres agricultural land where our principal office, factory and dormitory are located for 18 years and 8 months, starting May 1, 2012. The annual price paid for such usage rights is $5,200 (RMB 34,510). On May 1, 2012, Zhou Jian signed a commitment letter that allowed Xiangtian Kelitai, Yanjiao Branch, a division of LuckSky Group to use this agricultural land. LuckSky Group constructed the buildings on such agricultural land. In the event we are unable to use our principal factory and office space as a result of this usage issue, the lease provides that LuckSky Group will use every effort to complete and perfect the ownership and usage rights, or provide Sanhe with equivalent space.

On July 25, 2014, prior to the Acquisition, Sanhe and LuckSky Shen Zhen and Sanhe’s shareholders entered into a series of VIE Agreements, pursuant to which Sanhe became LuckSky Shen Zhen’s contractually controlled affiliate. The VIE Agreements include the Framework Agreement on Business Cooperation, the Exclusive Management, Consulting and Training and Technical Services Agreement, the Exclusive Option Agreement, the Equity Pledge Agreement, the Know-How Sub-License Agreement and the Power-of-Attorney. The purpose and effect of the VIE Agreements is to provide LuckSky Shen Zhen (the Company’s indirect wholly-owned subsidiary) with all of the management and control of Sanhe and all of its net income. While LuckSky Shen Zhen does not actually own at present any of the equity and shares in Sanhe, the purpose and effect of the VIE Agreements is to instill in LuckSky Shen Zhen total management and voting control of Sanhe for all material purposes. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

On July 25, 2014, the Company entered into the Stock Purchase Agreement with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe. The Company agreed to issue to Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of the Company’s common stock, representing 51.4% of the issued and outstanding shares of common stock.

Construction Project

On April 25, 2014, Sanhe entered into a construction project agreement with Xianning Lucksky Aerodynamic Electricity Ltd (“Xianning Lucksky”). Prior to April 10, 2014, Xianning Lucksky was majorly (70%) owned by Zhou Deng Rong, former majority shareholder and former CEO of the Company, and former general manager of Sanhe; where he has significant influence over Xianning Lucksky. As of July 31, 2016, the project was completed and $8,705,527 of revenue and $7,752,526 of cost of sales were recognized.

Due from related parties

On April 25, 2015, Sanhe entered into a loan agreement with Xiangtian Kelitai, Yanjiao Branch, a division of LuckSky Group, which is owned by Zhou Deng Rong, former CEO and Sanhe’s former general manager and former majority shareholder of the Company, with a total amount of $507,917 (RMB3,150,000). The loan is unsecured and matures on December 31, 2015. If the loan is not fully repaid on the maturity date, Sanhe will be entitled to receive an interest at 5% per annum. As of July 31, 2016 and July 31, 2015, the outstanding principal on the loan was $0 and $32,208. On November 27, 2015, the Company lent another short-term capital loan for $15,209 to Xiangtian Kelitai without a contract. The loan is unsecured and bears no interest. This loan was repaid on March 8, 2016.

Sanhe has been working on a construction project for Xiangtian Kelitai where Sanhe was promised to be reimbursed for the cost of the project. The accumulated cost on the construction project was $579,671 as of July 31, 2015. As of July 31, 2016, the project was completed and $811,197 of revenue and $730,141 of cost of sales were recognized.

Due to related parties.

Prior to the incorporation of Sanhe, Kelitai Air Powered Machinery Co., Ltd. (“Kelitai”), a subsidiary of LuckSky Group, an entity owned by Zhou Deng Rong, former general manager and former majority shareholder of the Company, executed various purchase agreements (the “Agreements”) with Beijing Hengruier Machinery Company Limited (“Hengruier”) and made certain prepayments on behalf of the Company. On July 15, 2013, Kelitai, Hengruier and the Company executed a tripartite agreement to transfer the rights and obligations of the Agreements to the Company. The outstanding amounts due to related parties were $0, $0 and $1,242,198 (RMB 7,722,000) as of July 31, 2016, 2015 and 2014, respectively. These amounts were unsecured, non-interest bearing, and due on demand.

In May 2014, Sanhe entered into an agreement with Kelitai, to purchase some of Keizai’s fixed assets for the use in its own production. The total amount for the fixed assets and inventory was $1,261,872 (RMB 7,844,300) and Sanhe paid $47,265 (RMB 162,900) for equipment and $21,000 (RMB 130,919) for inventory. The outstanding amount due to related party – Kelitai – were $0, $0 and $1,235,667 (RMB 7,681,400) as of July 31, 2016, 2015 and 2014. The amount was unsecured, non-interest bearing, and due on demand.

Sanhe leases its principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province. LuckSky Group is owned by Zhou Deng Rong, our former CEO and Zhou Jian, our General Manager and Chairman of the Board. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of $105,053 (RMB 697,248) per year and the dormitory is leased for a rent of $19,527 (RMB 129,600) per year. The leases expire in April 30, 2024 and are subject to renewal with a prior two-month written notice. LuckSky Group is in the process of obtaining the land use approval and ownership certificate of the leased building. As of July 31, 2016, 2015 and 2014, the lease payables to LuckSky Group were $280,304, $166,443 and $33,253, respectively.

Until August 1, 2015, Sanhe leased a second factory and office in Sanhe City from Sanhe Dong Yi Glass Machine Company Limited, which is owned by Zhou Deng Rong. A portion of this facility was used by Sanhe to demonstrate its products but the facility was primarily intended as a backup to the first facility in Sanhe City and/or for expansion. The factory and office are 4,748.96 square meters. The rent paid by Sanhe for the factory and the office was RMB1, 306,500 per year. As of July 31, 2016, 2015 and 2014, the lease payables to Sanhe Dong Yi Glass Machine Company Limited were $246,060, $262,996 and $52,542, respectively. On August 1, 2015, the two parties terminated the finance lease. As the Company no longer needs the factory and office, the assets were returned to the lessor effective August 1, 2015.

From time to time, Mr. Zhou Deng Rong prepaid some expenses for the company. As of July 31, 2016, 2015 and 2014, amounts due to related parties were as follows:

			July 31,
	July 31, 2016	July 31, 2015	2014
Rental fees:
LuckSky Group	280,304	166,443	33,253
Sanhe Dong Yi (Capital lease payable)	$246,060	$262,996	$52,542

Purchase Fixed assets:
Kelitai	-	-	1,235,667

Borrowings:
LuckSky Group	-	-	1,242,198
Sanhe Dong Yi	-	-	160,865

Prepaid expenses on behalf of the company:
Kelitai	-	-	1,510
Zhou Deng Rong	1,190,370	627,129	354,112

Total	$1,716,734	$1,056,568	$3,080,147

Due to Shareholders

Since inception to April 2014, the Company’s shareholder has paid several employees’ salaries on behalf of the Company. On June 30, 2016 the shareholder announced to abandon his claim. As of July 31, 2016, 2015 and 2014, the amount due to shareholders was $0, $18,934 and $18,934, respectively.

Due to Directors

From time to time, the Company receives advances from its directors. As of July 31, 2016, 2015 and 2014, the Company received $414,876, $417,770 and $430,928, respectively. The Company used the funds for its operations. These advances are due on demand, unsecured and non-interest bearing.

NOTE 8 GOVERNMENT CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

The outstanding amount was $92,134, $62,846 and $22,098 for the year ended July 31, 2016, 2015 and 20145, respectively.

NOTE 9. STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

NOTE 10 - CAPITAL STOCK AND EQUITY TRANSACTIONS

Common Stock

The total number of common shares authorized that may be issued by the Company is 1,000,000,000 shares with a par value of $0.001 per share.

During the period ended July 31, 2009, the Company issued 5,000,000 shares of common stock for total cash proceeds of $25,000 to the Company’s sole director and officer. During the year ended July 31, 2010, the Company sold 3,000,000 shares of common stock for total cash proceeds of $30,000.

On September 23, 2013, the Company issued 250,000,000 shares of common stock to the shareholders of HK shares, in exchange of 250,000,000 shares of HK shares.

On September 23, 2013, the Company issued a total of 67,000,000 shares of restricted common stock at $0.001 per share, such that 60,000,000 shares were issued to Mr. Roy Thomas Phillips, who was then a consultant to the Company and later served as the acting CFO of the Company beginning July 29, 2014, and 7,000,000 shares were issued to two other non-related parties. The shares were issued in contemplation of a secondary offering. The Company takes the position that these shares should be cancelled since no secondary offering was consummated. The Company is taking steps to have these shares canceled. The Company valued the 67,000,000 shares of common stock issued at $67,000 as there was no market for the Company’s common stock and it has limited or no trading; and there is thought to be minimal value in the Company at the time of issuance, therefore the par value is thought to match the assumed market price of the Company’s common stock which is at $0.001 per share. On July 24, 2015, 7,000,000 shares issued to two other non-related parties were cancelled.

On July 25, 2014, we entered into the Stock Purchase Agreement in connection with the acquisition of Sanhe with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe. We agreed to issue to Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 51.4% of the our issued and outstanding shares of common stock.

Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors. No preferred shares have been issued.

NOTE 11 - INCOME TAXES

United States

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is at July 31, 2016, 2015 and 2014 as follows:

	2016	2015	2014
Deferred tax assets:
Net operating losses	$228,278	$78,278	$170,552

Total deferred tax assets	228,278	78,278	170,552
Less: valuation allowance	(228,278)	(78,278)	(170,552)

Deferred tax assets, net	$-	$-	$-

As of July 31, 2016, for U.S. federal income tax reporting purposes, the Company has approximately $1,403,259 of unused net operating losses (“NOLs”) available for carry forward to future years. The benefit from the carry forward of such NOLs will begin expiring during the year ended July 31, 2029. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

Hong Kong

The Company’s subsidiaries established in HKSAR are subject to Hong Kong Profits Tax. However, these subsidiaries did not earn any income derived in Hong Kong from its date of incorporation to July 31, 2016, and therefore were not subject to Hong Kong Profits Tax.

PRC

The Company’s subsidiaries established in PRC are subject to income tax rate of 25%.

1)	Luck Sky Shenzhen

For the years ended July 31, 2016, 2015 and 2014, Luck Sky Shenzhen had $432,088 and $963,727 in net income before tax and $6,283 in net operating loss, respectively. Income tax expense were$108,022 and $239,383 income tax expenses were 2016 and 2015, respectively.

2)	Sanhe

For the year ended July 31, 2016, Sanhe had $145,136 net loss before tax. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The cumulative tax effect at the expected rate of 25% of significant items comprising the net deferred tax amount is at July 31, 2016, 2015 and 2014 as follows:

	2016	2015	2014
Deferred tax assets:
Net operating losses	$-	$-	$111,844

Total deferred tax assets	-	-	111,844
Less: valuation allowance	-	-	-

Deferred tax assets, net	$-	$-	$111,844

Deferred tax liabilities:
Timing differences of revenue recognition	$107,609	$83,101	$-

Total deferred tax liabilities	107,609	83,101	-

Significant components of income tax expense for the years ended July 31, 2016, 2015 and 2014 are as follows

			For the
	For the	For the	year
	year	year	ended
			July 31,
	ended	ended	2014
	July 31,	July 31,
	2016	2015
Current tax expense	$196,099	$833,452	$-
Deferred tax expense	30,583	83,388	-
Benefits of operating loss carryforwards	-	-	(113,932)
Tax expense (benefit)	$226,682	$916,840	$(113,932)

Reconciliation of Effective Income Tax Rate

					For the
	For the year		For the year		year
	ended		ended		ended
	July 31,		July 31,		July 31,
	2016		2015		2014
Statutory U.S. tax rate	34.00%		34.00%		34.00%
PRC Statutory Tax Rate	25.00%		25.00%		25.00%
HK Statutory Tax Rate	15.00%		15.00%		15.00%
Less: Valuation Allowance	(92.85%	)	(45.44%	)	(59.67%	)
Nondeductible/nontaxable items	(40.57%	)	29.40%		-
Tax expense (benefit)	(59.42%	)	57.96%		14.33%

Reconciliation of Effective Income Tax Expense

			For the
	For the year	For the year	year
	ended	ended	ended
	July 31,	July 31,	July 31,
	2016	2015	2014
Statutory U.S. tax rate	$(228,278)	$(78,278)	$(170,552)
PRC Statutory Tax Rate	71,923	451,874	(113,932)
HK Statutory Tax Rate	(185)	(252)	(675)
Less: Valuation Allowance	228,463	464,966	171,227
Nondeductible/nontaxable items	154,759	75,530	-
Tax expense (benefit)	$226,682	$916,840	$(113,932)

NOTE 12. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Capital Commitments

The Company purchased property, plant and equipment which the payment was due within one year. As of July 31, 2016, 2015 and 2014, the Company has a capital commitment of $9,247,569, $17,697,627 and $27,777,872, respectively.

Operation Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory as of July 31, 2016 are payable as follows:

Year ending July 31, 2017	124,580
Year ending July 31, 2018	124,580
Year ending July 31, 2019	124,580
Year ending July 31, 2020	124,580
After 2020	467,174
Total	$965,494

Rental expense of the Company for the year ended July 31, 2016, 2015 and 2014 were $127,835, $344,736 and $89,760, respectively.

Credit risk

Cash deposits with banks are held in financial institutions in China, which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

Contingencies

On September 23, 2013, the Company issued 60,000,000 shares of restricted common stock at $0.001 per share to Mr. Roy Thomas Phillips, who was then a consultant to the Company and later served as the acting CFO of the Company beginning July 29, 2014, and two other non-related parties, obtained a total of 7,000,000 shares of restricted common stock. The shares were issued in contemplation of a secondary offering. The Company takes the position that these shares should be cancelled since no secondary offering was consummated. The Company is taking steps to have these shares canceled. The Company valued the 67,000,000 shares of common stock issued at $67,000 as there was no market for the Company’s common stock and it has limited or no trading; and there is thought to be minimal value in the Company at the time of issuance, therefore the par value is thought to match the assumed market price of the Company’s common stock which is at $0.001 per share. The issuance of these securities could result in further dilution to the Company’s stockholders which effects the earnings (loss) per share amount of the Company. The Company might incur additional expenses to have these shares canceled. On July 24, 2015, 7,000,000 shares issued to two other non-related parties were cancelled. For the year ended July 31, 2016, the dilutive effect of not canceling the 60,000,000 shares is incorporated in the consolidated financial statements as the Company recorded such shares as issued and outstanding. The loss per share remained $0.00 with the dilutive effect of not canceling such shares. If the shares are not voluntarily returned for cancellation, the Company will need to commence litigation in Delaware to obtain a judgment to cancel the shares for lack of consideration. At this time, the Company is unable to estimate the cost such litigation if it takes place.

NOTE 13. QUARTERLY DATA (UNAUDITED)

	First	Second	Third	Fourth	Year
2016	Quarter	Quarter	Quarter	Quarter	2016
Revenue	$66,610	$2,510	$8,940,206	$1,830,629	$10,839,955
Cost of sales	62,015	1,528	7,957,023	1,622,237	9,642,803
Net income (loss) after taxes	(212,343)	(225,991)	278,719	(448,569)	(608,184)
Net earnings (loss) per common share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)

	First	Second	Third	Fourth	Year
2015	Quarter	Quarter	Quarter	Quarter	2015
Revenue	$-	$-	$1,133,522	$19,638,506	$20,772,028
Cost of sales	-	-	938,674	16,842,337	17,781,011
Net income (loss) after taxes	(304,418)	(362,275)	(24,206)	1,348,359	657,460
Net earnings (loss) per common share – basic and diluted	(0.00)	(0.00)	(0.00)	0.00	0.00

Gross profit is calculated as revenue minus cost of sales.

Xiangtian (USA) Air Power Co., Ltd.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED OCTOBER 31, 2016

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Balance Sheets
(Stated in US Dollars)

	October 31,	July 31,
	2016	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalence	$374,910	$1,226,220
Accounts receivable	252,485	2,848,904
Other receivables	17,256	491,290
Advances to suppliers	6,946,351	4,594,299
Due from related parties	70,708	-
Inventory	2,067,844	2,080,853
Costs in excess of billings	832,390	710,652
Other current asset	268,354	126,395
Total current assets	$10,830,298	$12,078,613

Non-current assets
Property, plant and equipment, net	$4,495,482	$4,520,735
Deposit for property, plant and equipment	49,605	178,617
Total non-current assets	4,545,087	4,699,352
Total assets	$15,375,385	$16,777,965

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$4,157,651	$4,851,630
Due to director	415,084	414,876
Due to related parties	2,089,218	1,716,734
Advance from customers	118,550	620,814
Deferred tax liabilities	72,946	107,609
Other payables	269,045	234,791
Income tax payable	322,316	329,177
Net Advance billings	277,971	-
Total current liabilities	7,722,781	8,275,631
Total liabilities	$7,722,781	$8,275,631

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued and outstanding	-	-
Common stock: $0.001 par value, 1,000,000,000 shares authorized, 591,042,000 shares issued and outstanding	591,042	591,042
Additional paid-in capital	9,715,175	9,713,675
Subscription receivable	(310,000)	(310,000)
Deficit accumulated	(1,464,309)	(812,935)
Accumulated other comprehensive gain	(879,304)	(679,448)
Total stockholders’ equity	7,652,604	8,502,334
Total liabilities and stockholders’ equity	$15,375,385	$16,777,965

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Statement of Operations and Comprehensive Loss
(Stated in US Dollars)
(Unaudited)

	For the	For the
	Three	Three
	Months	Months
	Ended	Ended
	October 31,	October 31,
	2016	2015
Revenue	86,760	66,610

Cost of sales	$71,599	$62,015

Gross profit	$15,161	$4,595

Operating expenses:
Selling expenses	13,027	4,510
General and administrative expenses	693,825	359,142
Total operating expenses	706,852	363,652

Loss from operations	(691,691)	(359,057)

Other (expenses) income
Other expenses	(54)	-
Non-operating income	7,188	131,790
Exchange loss	-	(17,928)
Total other (expenses) income, net	7,134	113,862

Net loss before taxes	$(684,557)	(245,195)

Income tax benefit	33,183	32,852

Net loss after taxes	$(651,374)	(212,343)

Foreign currency translation adjustment	(199,856)	(163,503)

Comprehensive loss	(851,230)	(375,846)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	591,042,000	591,042,000

The accompanying notes are an integral part of these consolidated financial statements.

Xiangtian (USA) Air Power Co., Ltd.
Consolidated Statements of Cash Flows
(Stated in US Dollars)
(Unaudited)

The accompanying notes are an integral part of these consolidated financial statements.

	For the	For the
	Three Months	Three Months
	Ended	Ended
	October 31,	October 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(651,374)	$(212,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	74,297	67,951
Rent contributed by shareholders as paid-in capital	1,500	1,500
Gain on termination of capital lease	-	(130,960)
Changes in operating assets and liabilities:
Accounts receivable	2,665,569	296,555
Other receivables	306,152	(127,161)
Prepayment	(2,242,905)	(76,914)
Inventory	(592,576)	3,100
Due from related party	(71,693)	9,988
Other current asset	(142,627)	(124,498)
Accounts payable and accrued liabilities	(752,366)	(148,282)
Other payables and tax payables	21,946	(15,095)
Advance billings on contracts	303,207	47,782
Deferred tax liability	(36,258)	(83,388)
Net cash used in operating activities	(1,117,128)	(491,765)

Cash flows from investing activities:
Purchase of property and equipment	(7,353)	-
Loan made to related parties	179,628	32,319
Net cash provided by investing activities	172,275	32,319

Cash flows from financing activities:
Proceeds from/(Repayment of) advances from related parties	368,832	142,298
Advances from director	-	1,712
Advances from shareholders	-	250,000
Net cash provided by financing activities	368,832	394,010

Effect of exchange rate change on cash	(275,289)	(122,582)

Net change in cash and cash equivalents	(851,310)	(188,018)

Cash and cash equivalents - beginning of period	1,226,220	502,029

Cash and cash equivalents - end of period	$374,910	$314,011

Xiangtian (USA) Air Power Co., Ltd.
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Xiangtian (USA) Air Power Co., Ltd. (the “Company”) was incorporated in the State of Delaware on September 2, 2008 as Goa Sweet Tours Ltd. The Company was originally formed to provide personalized concierge tour packages to tourists who visit the State of Goa, India. On April 17, 2012, the Company entered into Share Purchase Agreements, by and among, Luck Sky International Investment Holdings Limited (“Lucky Sky”), an entity owned and controlled by Zhou Deng Rong, and certain of our former stockholders who owned, in the aggregate, 7,200,000 shares of the Company’s common stock (90% of the then outstanding shares). Luck Sky purchased all 7,200,000 shares for an aggregate of $235,000. The sale was completed on May 15, 2012.

On May 25, 2012, the Company formed a corporation under the laws of the State of Delaware called Xiangtian (USA) Air Power Co., Ltd. ("Merger Sub") and on the same day, acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became a wholly-owned subsidiary of the Company.

Effective as of May 29, 2012, Merger Sub was merged with and into the Company. As a result of the merger, the Company’s name was changed to “Xiangtian (USA) Air Power Co., Ltd.”. Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased. The Company was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Company.

Merger with LuckSky (Hong Kong) Shares Limited

On September 5, 2013, the Company entered into a business combination by means of merger of LuckSky (Hong Kong) Shares Limited (“HK Shares”), a Hong Kong corporation, for 250,000,000 shares of common stock of the Company. Prior to the merger, HK Shares had no liabilities and nominal assets. On September 23, 2013, the Company issued 250,000,000 shares of common stock to the shareholders of HK Shares. Effectively on September 24, 2013, the shareholders of HK Shares accepted the shares from the Company and surrendered its control of HK Shares to the Company in exchange of 250,000,000 shares of HK Shares to be issued to its shareholders. On October 16, 2013, HK Shares completed the issuance of its 250,000,000 shares accordingly. Management cancelled HK Shares in October 2014.

Acquisition of Sanhe City Lucksky Electrical Engineering Co., Ltd.

On July 25, 2014, Luck Sky (Shen Zhen) Aerodynamic Electricity Limited (“Luck Sky Shen Zhen”), a corporation incorporated under the laws of the People Republic of China (“PRC”), an indirect wholly-owned subsidiary; Sanhe City Lucksky Electrical Engineering Co., Ltd. (“Sanhe”), a corporation incorporated under the laws of the PRC; and Mr. Zhou Jian and Mr. Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe; entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Sanhe became Luck Sky Shen Zhen’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide Luck Sky Shen Zhen (our indirect wholly-owned subsidiary) with all of the management, control and net profits of Sanhe.

Simultaneously, the Company entered into a common stock purchase agreement with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe, in consideration for the execution of the VIE Agreements and the acquisition of Sanhe. Pursuant to the Stock Purchase Agreement, the Company issued Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 51.4% of our issued and outstanding shares of common stock.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosure required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. These interim financial statements should be read in conjunction with the audited financial statements for the year ended July 31, 2016, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the year ended July 31, 2016.

These interim financial statements should be read in conjunction with the audited financial statements for the year ended July 31, 2016, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the year ended July 31, 2016.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported net income or losses.

Principle of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries and VIE for which it is deemed the primary beneficiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company evaluates the need to consolidate its VIE in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.

The VIE agreement was not consummated until July 25, 2014, however, the purpose and design of the establishment of VIE, Sanhe, was to consolidate common control under the Company. ASC 810-10-25-38F states that a reporting entity’s involvement in the design of a VIE may indicate that the reporting entity had the opportunity and the incentive to establish arrangements that result in the reporting entity being the variable interest holder with the power to direct the activities that most significantly impact the VIE’s economic performance. As both the Company and the acquired VIE, Sanhe, are under the common control of Zhou Dengrong and Zhou Jian immediately before and after the acquisition, this transaction was accounted for as a merger under common control, using merger accounting as if the merger had been consummated at the beginning of the earliest period presented, and no gain or loss was recognized. All the assets and liabilities of the VIE, Sanhe, are recorded at carrying value. Hence, Sanhe was consolidated under the Company since its inception due to the purpose and design of its establishment.

The following financial statement amounts and balances of the VIE, which is established on August 6, 2014, were included in the accompanying consolidated financial statements as of October 31, 2016 and July 31, 2016 and for the three months ended October 31, 2016 and 2015, respectively:

	October 31, 2016	July 31, 2016
	(Unaudited)
Total assets	$15,097,447	$16,566,891
Total liabilities	7,070,701	7,944,737

	For the three	For the three
	months	months
	Ended	ended
	October 31, 2016	October 31, 2015
	(Unaudited)	(Unaudited)
Net loss	$427,653	$125,656

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

[ ]      Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

[ ]      Level 2 inputs to the valuation methodology includes quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

[ ]      Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of October 31, 2016 and July 31, 2016.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Cost is principally determined using the weighted average basis. Construction costs incurred on contracts are included in inventories which consist of raw materials, accessory parts, and contracts work in progress.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets' estimated residual value:

Classification	Estimated useful life
Machinery equipment	5-10 years
Computer and office equipment	3 years
Vehicle	5 years
Property under capital lease	20 years

Revenue Recognition

Sales of power generation system in conjunction of system installation are recognized under accounting for construction-type contracts, based on the nature of the contract using the

Completed-Contract Method.

The reason for selecting completed-contract method is (a) The Company’s contract is duration is less than one year and financial position and results of operations would not vary materially from those resulting from use of the percentage-of completion method. (b) Reasonably dependable estimate cannot be made due to nature of contracts. Accordingly, revenue is recognized upon the completion of the construction, provided persuasive evidence of an arrangement exists, title and risk of loss has transferred, the fee is fixed and determinable, and collection is reasonably assured. We provide for any loss that we expect to incur on these contracts when that loss is probable.

Percentage-of Completion Method

For contracts with long duration and it is practical to make reasonable estimate, percentage-of completion method is used. Revenue is recognized based on the percentage of total income. The percentage is based on incurred costs to date bearing to estimate total cost after giving effect to estimates of cost to complete based on most recent information. We provide for any loss that we expect to incur on these contracts when that loss is probable.

Warranty and Returns

The Company generally provides limited warranties for work performed under its contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company's work on a project. At the time a sale is recognized, we record estimated future warranty costs. Such estimated costs for warranties are included in the individual project cost estimates for purposes of accounting for long-term contracts. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate.

No right of return exists on sales of equipment. Replacement part returns are estimable and accrued at the time a sale is recognized.

Value added taxes

The Company is subject to VAT at a rate of 17% on proceeds received from customers, and are entitled to a refund for VAT already paid or borne on the goods purchased by it that have generated the gross sales proceeds. The VAT balance is recorded in other payables on the balance sheets.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalties or interest relating to income taxes have been incurred during the period from July 8, 2013 (inception) to December 31, 2013. US GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Comprehensive Loss

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

Foreign Currency Translation

The Company’s functional currency is Chinese Renminbi (“RMB”) as substantially all of the Company’s PRC subsidiaries’ operations use this denomination. The consolidated financial statements are presented in U.S. dollars. Foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenues and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

For the purpose of presenting these financial statements of subsidiaries in PRC, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 6.7735 and 6.6371 as of October 31, 2016 and July 31, 2016, respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period, which is 6.6805 and 6.3521 for the three months ended October 31, 2016 and October 31, 2015. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

For the purpose of presenting these financial statements of subsidiaries in Hong Kong, PRC, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 7.7549 and 7.7588 as of October 31, 2016 and July 31, 2016, respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period, which is 7.7564 and 7.7510 the three months ended October 31, 2016 and October 31, 2015, respectively. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Earnings (Loss) per Share

Basic earnings per share are computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities at October 31, 2016 or October 31, 2015.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

In August 2014, the Financial Accounting Standards Board issued ASU No. 2014-15, Presentation of Financial Statements— Going Concern (Subtopic 205-40). This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments contained in this ASU apply to all companies and not-for-profit organizations. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $1,464,309 as of October 31, 2016 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from principal shareholders. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, our principal shareholders have indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on our ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – INVENTORIES

Inventories consist of the following:

	October 31,	July 31,
	2016	2016
	(Unaudited)
Raw materials	$1,121,405	$1,151,708
Accessory parts	910,434	929,145
Contracts work in progress	36,005	-
Total	$2,067,844	$2,080,853

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	October 31,	July 31,
	2016	2016
	(Unaudited)
Machinery equipment	$4,984,986	$4,951,227
Computer and office equipment	58,444	53,933
Vehicle	67,942	69,339
Total property, plant and equipment	5,111,372	5,074,499
Less: accumulated depreciation	(615,890)	(553,764)
Total	$4,495,482	$4,520,735

Total depreciation expenses for the three months ended October 31, 2016 and 2015 were $74,297 and $67,951, respectively. Depreciation relating to Contract work in progress for the three months ended October 31, 2016 and 2015 were $0and $61,729, respectively, and depreciation relating to general and administrative expenses for the three months ended October 31, 2016 and 2015 were $74,297and $6,222, respectively.

NOTE 6 – BILLINGS IN EXCESS OF COSTS

Billings in excess of costs consist of the following:

	October 31, 2016	July 31, 2016
	(Unaudited)
Costs incurred on uncompleted contracts	$1,506,659	$853,787

Billings to date	(952,240)	(143,135)

	$554,419	$710,652

Included in the accompanying balance sheets as follows:
Costs in excess of billings on uncompleted contracts	$832,390	$710,652
Billings on uncompleted contracts in excess of costs	(277,971)	-

	$554,419	$710,652

NOTE 7 - RELATED PARTY TRANSACTIONS

On July 25, 2014, Luck Sky Shen Zhen obtained an exclusive, worldwide, royalty free license from Zhou Deng Rong and Zhou Jian (his son) and a second exclusive, worldwide royalty free license from LuckSky Group to an aggregate of 48 Chinese patents and related know how and trade secrets, including the technology underlying 13 patent applications (the “Technology”). The Technology represents all of the patents, patent applications and related know how and trade secrets owned by the licensors with respect to PV installations and the air energy storage power generation technology as applied to commercial and residential buildings, but not wind towers. On July 25, 2014, Luck Sky Shen Zhen granted Sanhe an exclusive sublicense with respect to the use of the Technology for commercial and residential buildings, but not for other uses, including wind towers, vehicles and trains, which sublicense also provides for a royalty payment to Luck Sky Shen Zhen equal of five percent of Sanhe’s revenues.

Sanhe leases its principal office, factory and dormitory from LuckSky Group in Sanhe City, Hebei Province. LuckSky Group is owned by Zhou Deng Rong, our former CEO and Zhou Jian, our General Manager and Chairman of the Board. The space in the office, factory and dormitory being leased are 1296, 5160 and 1200 square meters, respectively. The office and factory space are leased for a rent of $113,492 (RMB 697,248) per year and the dormitory is leased for a rent of $21,095 (RMB 129,600) per year. The leases expire on April 30, 2024 and are subject to renewal with a prior two-month written notice. LuckSky Group is in the process of obtaining the land use approval and ownership certificate of the leased building.

Construction Project

On April 25, 2014, Sanhe entered into a construction project agreement with XianningLucksky Aerodynamic Electricity Ltd (“XianningLucksky”). As of July 31, 2016, the project was completed and $8,705,527 of revenue and $7,752,526 of cost of sales were recognized.

On July 26, 2016, Sanhe entered into a construction project agreement of 3MW PV panel installations with XianningLucksky. As of July 31, 2016, the project was not started. As of October 31, 2016, the accumulated cost on the construction project was $661,857 and the accumulated billings was $523,914.

On July 26, 2016, Sanhe entered into a construction project agreement of 4MW PV panel installations with XianningLucksky. As of October 31, 2016, the accumulated cost on the construction project was $17,538 and the accumulated billings was $299,379.

On July 7, July 28 and August 5, 2016, Sanhe entered into three construction project agreementsfor 93KW, 365KW and 75KW PV panel installations with Sanhe Liguang Kelitai Equipment Ltd (“Sanhe Keilitai”)., Sanhe Keilitai is majority (95%) owned by Zhou Jian, our Chairman of the Board. As of October 31, 2016, the project is still in the preparation stage and no costs have been recognized.

Due from related parties

Sanhe has been working on a construction project for XianningLucksky, which agreed to reimburse Sanhe for the cost of the project. The accumulated cost on the construction project was $70,708 and $0 as of October 31, 2016 and July 31, 2016.

Due to related parties

Until August 1, 2015, Sanhe leased a second factory and office in Sanhe City from Sanhe Dong Yi Glass Machine Company Limited, which is owned by Zhou Deng Rong. A portion of this facility was used by Sanhe to demonstrate its products but the facility was primarily intended as a backup to the first facility in Sanhe City and/or for expansion. The factory and office are 4,748.96 square meters. The rent paid by Sanhe for the factory and the office was RMB1, 306,500 per year. As of October 31, 2016, and July 31, 2016, the rental fee accrued but unpaid under the leases from LuckSky Group and Sanhe Dong Yi were $241,105 and $280,304, respectively. On August 1, 2015, the two parties terminated the finance leasing. As the Company no longer needs the factory and office, the assets were returned to the lessor effective August 1, 2015.

On July 27, 2016, Xianning Xiangtian Air Energy Electric Co., Ltd. (“XianningXiangtian”), the wholly-owned subsidiary of the Company, entered into a rental agreement with XianningLucksky. The space in the factory being leased is 4628 square meters. The factory space is leased for a rent of $83,132 (RMB 555,360) per year. The lease expireson July 31, 2018 and is subject to renewal with a prior one-month written notice.

From time to time, Mr. Zhou Deng Rong prepaid some expenses for the Company. As of October 31, 2016 and July 31, 3016, amounts due to related parties were as follows:

	October 31, 2016	July 31, 2016
	(Unaudited)
Rental fees:
LuckSky Group	305,178	280,304
Sanhe Dong Yi (Capital lease payable)	241,105	246,060
XianningLucksky	20,498	-

Prepaid expenses on behalf of the company:
Zhou Deng Rong	1,433,857	1,190,370

Construction projects:
Receipt in advance	$88,580	$-

Total	$2,089,218	$1,716,734

Due to Directors

From time to time, the Company receives advances from its directors. As of October 31, 2016 and July 31, 2016, the Company received $415,084 and $414,876, respectively. The Company used the funds for its operations. These advances are due on demand, unsecured and non-interest bearing.

NOTE 8 -GOVERNMENT CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

The outstanding amount was $101,887 and $92,134 as of October 31, 2016 and July 31, 2016, respectively.

NOTE 9 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

NOTE 10 - CAPITAL STOCK AND EQUITY TRANSACTIONS

Common Stock

The total number of common shares authorized that may be issued by the Company is 1,000,000,000 shares with a par value of $0.001 per share.

During the period ended July 31, 2009, the Company issued 5,000,000 shares of common stock for total cash proceeds of $25,000 to the Company’s sole director and officer. During the year ended July 31, 2010, the Company sold 3,000,000 shares of common stock for total cash proceeds of $30,000.

On September 23, 2013, the Company issued 250,000,000 shares of common stock to the shareholders of HK Shares, in exchange of 250,000,000 shares of HK Shares.

On September 23, 2013, the Company issued a total of 67,000,000 shares of restricted common stock at $0.001 per share, such that 60,000,000 shares were issued to Mr. Roy Thomas Phillips, who was then a consultant to the Company and later served as the acting CFO of the Company beginning July 29, 2014, and 7,000,000 shares were issued to two other non-related parties. Theshares were issued in contemplation of a secondary offering. The Company takes the position that these shares should be cancelled since no secondary offering was consummated. The Company is taking steps to have these shares canceled. The Company valued the 67,000,000 shares of common stock issued at $67,000 as there was no market for the Company’s common stock and it has limited or no trading; and there is thought to be minimal value in the Company at the time of issuance, therefore the par value is thought to match the assumed market price of the Company’s common stock which is at $0.001 per share. On July 24, 2015, 7,000,000 shares issued to two other non-related parties were cancelled.

On July 25, 2014, we entered into the Stock Purchase Agreement in connection with the acquisition of Sanhe with Zhou Jian and Zhou Deng Rong, the owners of 97% and 3%, respectively, of Sanhe. We agreed to issue to Zhou Jian and Zhou Deng Rong 264,850,740 and 8,191,260 shares, respectively, of our common stock, representing 51.4% of our issued and outstanding shares of common stock.

Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.001 per share. The preferred shares may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors. No preferred shares have been issued.

NOTE 11 - INCOME TAXES

United States

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is at October 31, 2016 and July 31, 2016 as follows:

	October 31, 2016	July 31, 2016
	(Unaudited)
Deferred tax assets:
Net operating losses	$76,320	$228,278

Total deferred tax assets	76,320	228,278
Less: valuation allowance	(76,320)	(228,278)

Deferred tax assets, net	$-	$-

As of October 31, 2016, for U.S. federal income tax reporting purposes, the Company has approximately $956,323 of unused net operating losses (“NOLs”) available for carry forward to future years. The benefit from the carry forward of such NOLs will begin expiring during the year ended July 31, 2029. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain.

Hong Kong

The Company’s subsidiaries established in HKSAR are subject to Hong Kong Profits Tax. However, these subsidiaries did not earn any income derived in Hong Kong from its date of incorporation to October 31, 2016, and therefore were not subject to Hong Kong Profits Tax.

PRC

The Company’s subsidiaries established in PRC are subject to income tax rate of 25%.

1)	Luck Sky Shenzhen

For the three months ended October 31, 2016 and 2015, Luck Sky Shenzhen had $1,111 in net profit and $27,098 in net loss $278 income tax was accrued in 2016 accordingly.

2)	Sanhe

For the three months ended October 31, 2016, Sanhe had $427,653 in net loss. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The cumulative tax effect at the expected rate of 25% of significant items comprising the net deferred tax amount is at October 31, 2016 and July 31, 2016 as follows:

	October 31, 2016	July 31, 2016
(Unaudited)
Deferred tax assets:	-	-
Net operating losses	$-	$-

Total deferred tax assets
Less: valuation allowance	-	-

Deferred tax assets, net	$-	$-

Deferred tax liabilities:
Timing differences of revenue recognition	$72,946	$107,609

Total deferred tax liabilities	72,946	107,609

Significant components of income tax expense for the three months ended October 31, 2015 and

	For the three	For the three
	months	months
	Ended	ended
	October 31, 2016	October 31, 2015
	(Unaudited)	(Unaudited)
Current tax expense	$(235)	$48,386
Deferred tax expense	(32,948)	(81,238)
Tax expense (benefit)	$(33,183)	$(32,852)

Reconciliation of Effective Income Tax Rate

	For the three		For the three
	months		months
	ended		ended
	October 31, 2016		October 31, 2015
	(Unaudited)		(Unaudited)
Statutory U.S. tax rate	34.00%		34.00%
PRC Statutory Tax Rate	25.00%		25.00%
HK Statutory Tax Rate	15.00%		15.00%
Less: Valuation Allowance	(73.96%	)	(27.47%	)

Deferred Tax	4.81%		(33.13%	)
Tax expense (benefit)	4.85%		13.40%

NOTE 12. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Capital Commitments

The Company purchased property, plant and equipment which the payment was due within one year. As of October 31, 2016 and July 31, 2016, the Company has a capital commitment of $16,490,310 and $9,247,569, respectively.

Operation Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory as of October 31, 2016 are payable as follows:

Year ending July 31, 2017	153,046
Year ending July 31, 2018	204,061
Year ending July 31, 2019	122,071
Year ending July 31, 2020	122,071
After 2020	457,766
Total	$1,059,015

Rental expense of the Company for the three months ended October 31, 2016 and 2015 were $51,726 and $83,962, respectively.

Credit risk

Cash deposits with banks are held in financial institutions in China, which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

Contingencies

On September 23, 2013, the Company issued 60,000,000 shares of restricted common stock at $0.001 per share to Mr. Roy Thomas Phillips, who was then a consultant to the Company and later served as the acting CFO of the Company beginning July 29, 2014, and two other non-related parties, obtained a total of 7,000,000 shares of restricted common stock. The shares were issued in contemplation of a secondary offering. The Company takes the position that these shares should be cancelled since no secondary offering was consummated. The Company is taking steps to have these shares canceled. The Company valued the 67,000,000 shares of common stock issued at $67,000 as there was no market for the Company’s common stock and it has limited or no trading; and there is thought to be minimal value in the Company at the time of issuance, therefore the par value is thought to match the assumed market price of the Company’s common stock which is at $0.001 per share. The issuance of these securities could result in further dilution to the Company’s stockholders which effects the earnings (loss) per share amount of the Company. The Company might incur additional expenses to have these shares canceled. On July 24, 2015, 7,000,000 shares issued to two other non-related parties were canceled. For the year ended July 31, 2015, the dilutive effect of not canceling the 60,000,000 shares is incorporated in the consolidated financial statements as the Company recorded such shares as issued and outstanding. The loss per share remained $0.00 with the dilutive effect of not canceling such shares. If the shares are not voluntarily returned for cancellation, the Company will need to commence litigation in Delaware to obtain a judgment to cancel the shares for lack of consideration. At this time, the Company is unable to estimate the cost such litigation if it takes place.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

XIANGTIAN (USA) AIR POWER CO., LTD.

155,358,864 Shares of Common Stock

PROSPECTUS

__________________, 2017

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to
Be Paid
SEC registration fee	$21,302.19
Legal fees and expenses	$85,000
Accounting fees and expenses	$5,000
Miscellaneous	$2,000

Total	$113,301.19

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

No.	Description

2.1	Agreement and Plan of Merger dated May 25, 2012 by and between Goa Sweet Tours Ltd. and Xiangtian (USA) Air Power Co., Ltd. (previously filed with Current Report on 8-K on August 4, 2014)

2.2	Certificate of Ownership and Merger dated May 29, 2012 (previously filed with Current Report on 8- K on May 29, 2012)

2.3

Common Stock Purchase Agreement dated May 30, 2014 by and among the Registrant, Luck Sky (Hong Kong) Aerodynamic Electricity Limited and Zhou Jian (previously filed with Current Report on 8-K on June 9, 2014)

2.4	Common Stock Purchase Agreement dated July 25, 2014 by and among the Registrant, Zhou Deng Rong and Zhou Jian (previously filed with Current Report on 8-K on May 29, 2012)

3.1	Articles of Incorporation of the Registrant (previously filed with Form S-1 Registration Statement on September 18, 2009)

3.2	By-laws of the Registrant (previously filed with Form S-1 Registration Statement on September 18, 2009)

3.3	Certificate of Amendment of Certificate of Incorporation of the Registrant dated August 14, 2013 ( previously filed with Current Report on 8-K on August 20, 2013)

5.1	Opinion of Mclaughlin & Stern, LLP *

10.1	Framework Agreement on Business Cooperation dated July 25, 2014 by and between Luck Sky Shen Zhen and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.2

Exclusive Option Agreement dated July 25, 2014 by and among Luck Sky HK, Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.3

Exclusive Management, Consulting and Training and Technical Service Agreement dated July 25, 2014 by and between Luck Sky Shen Zhen and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.4

Equity Pledge Agreement dated July 25, 2014 by and among Luck Sky Shen Zhen, Zhou Deng Rong, Zhou Jian, and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.5	Know-How Sub-License Agreement dated July 25, 2014 by and between Luck Sky Shen Zhen and Sanhe (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.6	Power-of-Attorney dated July 25, 2014 issued by Zhou Deng Rong and Zhou Jian to Luck Sky Shen Zhen (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.7	Licensing Agreement dated July 25, 2014 by and among Zhou Deng Rong, Zhou Jian and Luck Sky Shen Zhen (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.8	Licensing Agreement dated July 25, 2014 by and between LuckSky Group and Luck Sky Shen Zhen (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.9	Project Transfer Agreement dated February 28, 2014 by and between Sanhe and Deyang Zhenlin Technology Co., Ltd. (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.10

Project Transfer Agreement dated April 18, 2014 by and between Sanhe and Bin Zhou Xin Tuo Natural Energy Electrical Engineering Limited (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.11

Project Transfer Agreement dated April 25, 2014 by and between Sanhe and Xianning Auspicious Day Air Energy Power Company Limited (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.12	Lease Agreements dated May 1, 2014 by and between Sanhe and LuckSky Group (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.13	Lease Agreement dated April 1, 2014 by and between Sanhe and Sanhe Dong Yi (translated to English) (previously filed with Current Report on 8-K on August 4, 2014)

10.14	Consulting Agreement between Beijing Luck Sky Oriental Power Engineering LLC and Bezalel International LLC dated May 22, 2013 (previously filed with Current Report on 10-KA on April 24, 2015)

10.15

Amendment to Project Transfer Agreement dated April 18, 2014 between Sanhe and Bing Zhou Xin Tuo Natural Energy Electrical Engineering Limited (translated to English) (previously filed with Current Report on 10-K on November 20, 2014)

10.16	Amendment to Project Transfer Agreement dated April 25, 2014 between Sanhe and Xianning Xiangtian Air Energy Electric Company (previously filed with Current Report on 10-KA on April 24, 2015)

10.17	Consulting Agreement between Xiangtian (USA) Air Power Co., Ltd. and Bezalel International LLC dated June 22, 2014 (previously filed with Current Report on 10-KA on April 24, 2015)

10.18	Equipment Transfer Contract dated May 19, 2014 between Sanhe and Xiangtian Kelitai (previously filed with Current Report on 10-KA on April 24, 2015)

10.19

Loan Agreement dated July 18, 2013 between Sanhe and Xiangtian Kelitai, pursuant to which Sanhe borrowed RMB 7,722,000 from Xiangtian Kelitai (previously filed with Current Report on 10-KA on April 24, 2015)

10.20	Loan Agreement dated April 1, 2014 between Sanhe and LuckSky Group, pursuant to which Sanhe borrowed RMB 3,000,000 from LuckSky Group (previously filed with Current Report on 10-KA on April 24, 2015)

10.21	Inventory Transfer Agreement dated April 30, 2014 between Sanhe and Xiangtian Kelitai (previously filed with Current Report on 10-KA on April 24, 2015)

10.22	Loan agreement dated April 25, 2015 between Sanhe and Xiangtian Kelitai.Air Powered Machinery Co., Ltd. Yaojiao Branch office, (Filed with Current Report on 10-K on November 16, 2015)

21.1	List of Subsidiaries (previously filed with Current Report on 8-K on August 4, 2014)

23.1	Consent of Jimmy Po Lee CPA PC *

23.2	Consent of Mclaughlin & Stern LLP (contained in Exhibit 5.1)

23.3	Consent of Yichien Yeh, CPA,*

99.1	Press release dated January 20, 2010 by the Company. (Filed with the Commission on Form 8-K dated January 20, 2010).

XBRL Exhibit
101.INS XBRL Instance Document.*
101.SCH XBRL Taxonomy Extension Schema Document.*
101.CAL XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB XBRL Taxonomy Extension Label Linkbase Document.*
101.PRE XBRL Taxonomy Extension Presentation Linkbase Document.*

*filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes to provide certificates in such denominations and registered in such names as required by the purchasers to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not applicable.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned on January 23, 2017.

XIANGTIAN (USA) AIR POWER CO., LTD.

By:	/s/ Zhou Deng Hua
Name:	Zhou Deng Hua
Title:	Chief Executive Officer and Acting Chief
Financial Officer
(Principal Executive Officer and Principal
Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zhou Deng Hua his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement on Form S-1 was signed by the following persons in the capacities and on the dates indicated.

By: s/ Zhou Deng Hua
Name: Zhou Deng Hua
Title: Chief Executive Officer and Acting Chief Financial
Officer
(Principal Executive Officer and Principal Financial
Officer)
Date: January 23, 2017

By: /s/ Zhou Jian
Zhou Jian
Director
Date: January 23, 2017